Exhibit 10.3
FORM OF
EMPLOYEE MATTERS AGREEMENT
by and among
ENTERGY CORPORATION,
ENEXUS ENERGY CORPORATION
and
EQUAGEN LLC
Dated as of ________, 2008

EMPLOYEE MATTERS AGREEMENT
     EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated as of [•], 2008, by and among Entergy Corporation, a Delaware corporation (“Entergy”), Enexus Energy Corporation, a Delaware corporation (“Enexus”), and EquaGen LLC, a Delaware limited liability company (“EquaGen”). Each of Entergy, Enexus and EquaGen is herein referred to as a “Party” and collectively, as the “Parties”.
R E C I T A L S:
     WHEREAS, Entergy, acting through its direct and indirect Subsidiaries, currently conducts a number of businesses, including (i) the Non-Utility Nuclear Business, and (ii) the Retained Business;
     WHEREAS, the Board of Directors of Entergy has determined that it is appropriate, desirable and in the best interests of Entergy and its stockholders to separate Entergy into two separate, independent and publicly traded companies: (i) one comprising the Non-Utility Nuclear Business, which shall be owned and conducted, directly or indirectly, by Enexus, and (ii) one comprising the Retained Business which shall continue to be owned and conducted, directly or indirectly, by Entergy;
     WHEREAS, in order to effect such separation, the Board of Directors of Entergy has determined that it is appropriate, desirable and in the best interests of Entergy and its stockholders: (i) to enter into a series of transactions whereby certain assets of Entergy and its Affiliates will be reorganized such that (A) Entergy and/or one or more other members of the Entergy Group will, collectively, own all of the Retained Business Assets and assume (or retain) all of the Retained Business Liabilities, and (B) Enexus and/or one or more other members of the Enexus Group will, collectively, own all of the Non-Utility Nuclear Assets and assume (or retain) all of the Non-Utility Nuclear Liabilities; and thereafter (ii) for Entergy to distribute to the holders of Entergy Common Stock on such record date as may be established by the Board of Directors of Entergy on a pro rata basis (in each case without consideration being paid by such stockholders) all of the issued and outstanding shares of Enexus Common Stock (such transactions, as may be amended or modified in accordance with the terms and subject to the conditions of this Agreement from time to time, the “Separation”);
     WHEREAS, to effect this Separation the Parties entered into that certain Separation and Distribution Agreement dated as of even date hereof (as amended or otherwise modified from time to time, the “Separation Agreement”);
     WHEREAS, in connection with the Separation, the Board of Directors of Entergy and the Board of Directors of Enexus have determined to establish (indirectly, through their wholly owned Subsidiaries’ investment in EquaGen) the Joint Venture (within the meaning of the Joint Venture Formation Agreement by and among the Parties, dated as of [•], 2008 (the “Joint Venture Agreement”));

     WHEREAS, in accordance with the terms and conditions of the Joint Venture Agreement, Entergy will own fifty percent (50%) of the membership interests in EquaGen and Enexus will own the remaining fifty percent (50%) of the membership interests in EquaGen; and
     WHEREAS, pursuant to the Separation Agreement, Entergy, EquaGen and Enexus have agreed to enter into this Agreement for the purpose of allocating Assets, Liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs between and among them and to address certain other employment-related matters.
     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATION
          Section 1.1 Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Separation Agreement and the following terms shall have the following meanings:
     “Action” shall mean any demand, action, claim, charge, suit, countersuit, arbitration, inquiry, subpoena, proceeding or investigation by or before any Governmental Entity or any arbitration or mediation tribunal.
     “Agreement” shall have the meaning set forth in the preamble hereto.
     “Agreement Dispute” shall have the meaning ascribed thereto in Section 11.9 of this Agreement.
     “Benefit Arrangement” shall mean each Benefit Plan and Benefit Policy.
     “Benefit Plan” shall mean, with respect to an entity, each plan, program, arrangement, agreement or commitment that is an employment, change in control/severance, consulting, non-competition or deferred compensation agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation rights, restricted stock, other equity-based compensation, severance pay, salary continuation, life, health, hospitalization, disability or accident insurance plan, corporate-owned or key-man life insurance or other employee benefit plan, program, arrangement, agreement or commitment, including any “employee benefit plan” (as defined in Section 3(3) of ERISA), sponsored or maintained by such entity (or to which such entity contributes or is required to contribute or in which it participates), and excluding workers’ compensation plans, policies, programs and arrangements.
     “Benefit Policy” shall mean, with respect to an entity, each plan, program, arrangement, agreement or commitment that is a vacation pay or other paid or unpaid leave policy or practice sponsored or maintained by such entity (or to which such entity contributes or is required to contribute).

     “Business Day” means any day that is not a Saturday, a Sunday or any other day on which banks are required or authorized by Law to be closed in the City of New York, New York.
     “Business Entity” shall mean any corporation, partnership, limited liability company, joint venture, unincorporated associate, trust for business purposes or other entity which may legally hold title to Assets.
     “Code” shall mean the Internal Revenue Code of 1986, as amended.
     “Contract” shall mean any agreement, contract, obligation, indenture, instrument, lease, license, promise, arrangement, release, warranty, commitment or undertaking (whether written or oral and whether express or implied).
     “COBRA” shall mean the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code Section 4980B and Sections 601 through 608 of ERISA, together with all regulations and proposed regulations promulgated thereunder.
     “Delaware Courts” shall have the meaning set forth in Section 11.10 of this Agreement.
     “Distribution” shall mean the distribution by Entergy of all of the issued and outstanding shares of Enexus Common Stock to holders of record of shares of Entergy Common Stock as of the Record Date on the basis of [•] shares of Enexus Common Stock for each issued and outstanding share of Entergy Common Stock.
     “Distribution Date” shall mean [•], 2008, or such later date as shall be determined by the Board of Directors of Entergy to be the date on which the Distribution shall occur.
     “Effective Time” shall mean [•], New York City, New York time, on [•], 2008.
     “Enexus” shall have the meaning set forth in the preamble hereto.
     “Enexus Benefit Arrangement” shall mean any Benefit Arrangement sponsored, maintained or contributed to by any member of the Enexus Group or any ERISA Affiliate thereof immediately following the Distribution Date, including the Enexus Savings Plan and the Enexus Welfare Plans.
     “Enexus Common Stock” shall mean the issued and outstanding shares of common stock, par value $0.01 per share, of Enexus.
     “Enexus Employee” shall mean an active employee or an employee on vacation or on approved leave of absence (including qualified military leave, leave under the Family and Medical Leave Act or corresponding state law, or long-term disability, salary continuation and other approved leaves, paid or unpaid, as well as any other leave protected by Law) who, on the Distribution Date, is employed by Enexus or any member of the Enexus Group (exclusive of any individual who is on an approved leave of absence from Entergy or a member of the Entergy

Group as of the Distribution Date and who, upon return from such approved leave of absence will be employed by Enexus or a member of the Enexus Group, unless and until the individual returns from such approved leave of absence and commences employment with Enexus or a member of the Enexus Group during the period in which return rights are protected by applicable Law).
     “Enexus Group” shall mean Enexus and each Person identified on Schedule [1.1(41)] of the Separation Agreement, and each Person that is or becomes a Subsidiary of Enexus at or after the Effective Time.
     “Enexus Indemnitees” shall mean each member of the Enexus Group, their respective Affiliates and each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.
     “Enexus Option” shall mean an option to purchase shares of Enexus Common Stock as of the Distribution Date, which shall be issued pursuant to the Enexus Stock Plan as part of the adjustment to Entergy Options in connection with the Distribution.
     “Enexus Participant” shall mean any individual who, as of the Effective Time, is an Enexus Employee, a Former Enexus Employee, or a beneficiary, dependent, alternate payee or other person participating in an Enexus Benefit Arrangement in respect of any of the foregoing.
     “Enexus Performance Unit” shall mean a unit representing a general unsecured promise to deliver the cash equivalent of a share of Enexus Common Stock and dividend equivalents, if applicable, upon the satisfaction of a performance or service based vesting requirement, which unit is issued pursuant to the Enexus Stock Plan as part of the adjustment to Entergy Performance Units in connection with the Distribution.
     “Enexus Ratio” shall have the meaning ascribed thereto in Section 7.1(b) of this Agreement.
     “Enexus Reimbursement Account Plan” shall have the meaning ascribed thereto in Section 5.1(c)(i) of this Agreement.
     “Enexus Restricted Stock Unit” shall mean a unit issued by Enexus or one of its Affiliates representing a general unsecured promise by Enexus or one of its Affiliates to deliver a share of Enexus Common Stock or dividend equivalents, if applicable (or the cash equivalent of either), upon the satisfaction of a service based vesting requirement, which unit is issued pursuant to the Enexus Stock Plan as part of the adjustment to Entergy Restricted Stock Units in connection with the Distribution.
     “Enexus Savings Plan” shall have the meaning ascribed thereto in Section 4.3 of this Agreement.
     “Enexus Service Plans” shall mean, collectively, the Enexus Savings Plan and the severance and health and welfare plans maintained by a member of the Enexus Group to the extent eligibility for or level of benefits thereunder is dependent upon length of service, including the

Enexus vacation, other paid time off, health and welfare, salary continuation and retiree medical, dental, life, vision and other paid time off programs, if any.
     “Enexus Stock Plan” shall have the meaning ascribed thereto in Section 2.10 of this Agreement.
     “Enexus Transferred Employee” shall mean any Enexus Employee who, immediately before he or she commenced employment with a member of the Enexus Group, was employed by a member of the EquaGen Group.
     “Enexus Welfare Plans” shall have the meaning ascribed thereto in Section 5.1(a) of this Agreement.
     “Entergy” shall have the meaning set forth in the recitals hereto.
     “Entergy Benefit Arrangement” shall mean any Benefit Arrangement sponsored, maintained or contributed to by any member of the Entergy Group or any ERISA Affiliate thereof immediately following the Distribution Date.
     “Entergy Common Stock” shall mean the issued and outstanding shares of common stock, par value $0.01 per share, of Entergy.
     “Entergy Employee” shall mean an active employee or an employee on vacation or on approved leave of absence (including qualified military leave, leave under the Family and Medical Leave Act or corresponding state law, or long-term disability, salary continuation and other approved leaves, paid or unpaid, as well as any other leave protected by Law) who, on the Distribution Date, is employed by Entergy or any member of the Entergy Group (including, in the case of any individual who is on such an approved leave of absence from Entergy or a member of the Entergy Group as of the Distribution Date and who, upon return from such approved leave of absence, will be employed by Enexus or a member of the Enexus Group, such individual unless and until the individual returns from such approved leave of absence and commences employment with Enexus or a member of the Enexus Group during the period in which return rights are protected by applicable Law).
     “Entergy Group” shall mean Entergy and each Person identified on Schedule [1.1(49)] of the Separation Agreement, and each Person that is or becomes a Subsidiary of Entergy at or after the Effective Time.
     “Entergy Indemnitees” shall mean each member of the Entergy Group, and each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.
     “Entergy Master Retirement Trust” shall have the meaning ascribed thereto in Section 3.3(a)(i) of this Agreement.
     “Entergy Option” shall mean an option to purchase shares of Entergy Common Stock granted pursuant to one of the Entergy Stock Plans.

     “Entergy Participant” shall mean any individual who, as of the Effective Time, is an Entergy Employee, a Former Entergy Employee or a beneficiary, dependent, alternate payee or other person participating in an Entergy Benefit Arrangement in respect of any of the foregoing.
     “Entergy Performance Unit” shall mean a share of phantom stock granted by Entergy or one of its Affiliates pursuant to one of the Entergy Stock Plans representing a general unsecured promise by Entergy or one of its Affiliates to deliver a share of Entergy Common Stock and/or dividend equivalents, if applicable (or the cash equivalent of either), upon the satisfaction of a performance based vesting requirement.
     “Entergy Restricted Share” shall mean a share of Entergy Common Stock granted by Entergy or one of its Affiliates pursuant to one of the Entergy Stock Plans that is subject to forfeiture based on the extent of attainment of a vesting requirement.
     “Entergy Reimbursement Account Plan” shall have the meaning ascribed thereto in Section 5.1(c)(i) of this Agreement.
     “Entergy Restricted Stock Unit” shall mean a unit granted by Entergy or one of its Affiliates pursuant to one of the Entergy Stock Plans representing a general unsecured promise by Entergy or one of its Affiliates to deliver a share of Entergy Common Stock and/or dividend equivalents, if applicable (or the cash equivalent of either), upon the satisfaction of a vesting requirement (other than performance based vesting requirements).
     “Entergy Retained Claim” shall have the meaning ascribed thereto in Section 8.1(a) of this Agreement.
     “Entergy Retirement Plan” shall mean the Entergy Corporation Retirement Plan for Nonbargaining Employees.
     “Entergy Savings Plan” shall mean, the Savings Plan of Entergy Corporation and Subsidiaries.
     “Entergy Service Plans” shall mean, collectively, the Entergy Retirement Plan, the Entergy Savings Plan, and the severance and health and welfare benefit plans maintained by a member of the Entergy Group to the extent eligibility for or level of benefits thereunder is dependent upon length of service, including the Entergy vacation, other paid time off, health and welfare, salary continuation and retiree medical, dental, life, vision, and other paid time off programs, if any.
     “Entergy SRP” shall mean, collectively, the Post-Retirement Plan of Entergy Corp. and Subsidiaries, Pension Equalization Plan of Entergy Corp. and Subsidiaries, Supplemental Retirement Plan of Entergy Corp. and Subsidiaries, Defined Contribution Restoration Plan of Entergy Corp. and Subsidiaries, System Executive Retirement Plan of Entergy Corporation and Subsidiaries, Supplemental Retirement Plan for Certain Participants in Entergy Corp. Retirement Plan III, Executive Deferred Compensation Plan of Entergy Corp. and Subsidiaries and Gulf States Utilities Company Executive Income Security Plan.

     “Entergy Stock Plans” shall mean, collectively, the 2007 Equity Ownership and Long Term Cash Incentive Plan of Entergy Corporation and Subsidiaries, the 1998 Equity Ownership Plan of Entergy Corporation and Subsidiaries, and the Entergy Corporation and Subsidiaries Equity Awards Plan.
     “Entergy True-Up Amount” shall have the meaning ascribed thereto in Section 3.2(b)(v) of this Agreement.
     “Entergy Welfare Plans” shall have the meaning ascribed thereto in Section 5.1(a) of this Agreement.
     “EquaGen” shall have the meaning ascribed thereto in the recitals hereto.
     “EquaGen Assumed Retirement Plan” shall mean each EquaGen Assumed Plan that is a defined benefit pension plan that is intended to satisfy the requirements of Section 401(a) of the Code.
     “EquaGen Assumed Transfer Retirement Plan” shall mean each EquaGen Assumed Retirement Plan other than the Entergy Corporation Retirement Plan II for Bargaining Employees and the Entergy Corporation Retirement Plan IV for Bargaining Employees.
     “EquaGen Assumed Plans” shall mean those Benefit Arrangements that as of the Effective Time cover exclusively EquaGen Participants and any other Benefit Arrangement set forth on Schedule A.
     “EquaGen Benefit Arrangement” shall mean any Benefit Arrangement sponsored, maintained or contributed to by any member of the EquaGen Group or any ERISA Affiliate thereof immediately following the Distribution Date, including the EquaGen Savings Plan, EquaGen Assumed Retirement Plan, EquaGen Assumed Plans and the EquaGen Welfare Plans.
     “EquaGen Employee” shall mean an active employee or an employee on vacation or on approved leave of absence (including qualified military leave, leave under the Family and Medical Leave Act or corresponding state law, or long-term disability, salary continuation and other approved leaves, paid or unpaid, as well as any other leave protected by Law) who, on the Distribution Date, is employed by EquaGen (including as of the Distribution Date any individual who is on such an approved leave of absence from Entergy or a member of the Entergy Group as of the Distribution Date and who otherwise is to be employed by EquaGen).
     “EquaGen Group” shall mean EquaGen and each Person identified on Schedule 1.1(83) of the Separation Agreement, and each Person that is or becomes a Subsidiary of EquaGen at or after the Effective Time and including any entity that merges with and into EquaGen.
     “EquaGen Indemnitees” shall mean each member of the EquaGen Group, their respective Affiliates and each of their respective directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

     “EquaGen Master Retirement Trust” shall have the meaning ascribed thereto in Section 3.3(a) of this Agreement.
     “EquaGen Nonqualified Plan” shall have the meaning ascribed thereto in Section 6.1(a) of this Agreement.
     “EquaGen Participant” shall mean any individual who, as of the Effective Time, is an EquaGen System Employee, a Former EquaGen System Employee, or a beneficiary, dependent, alternate payee or other person participating in an EquaGen Benefit Arrangement in respect of any of the foregoing.
     “EquaGen Reimbursement Account Plan” shall have the meaning ascribed thereto in Section 5.1(c)(ii) of this Agreement.
     “EquaGen Retirement Plan” shall have the meaning ascribed thereto in Section 3.1 of this Agreement.
     “EquaGen Retirement Plan Participants” shall have the meaning ascribed thereto in Section 3.1 of this Agreement.
     “EquaGen Savings Plan” shall have the meaning ascribed thereto in Section 4.1 of this Agreement.
     “EquaGen Service Plans” shall mean, collectively, the EquaGen Savings Plan, the EquaGen Retirement Plan, the EquaGen Assumed Retirement Plan and the severance and health and welfare plans maintained by a member of the EquaGen Group to the extent eligibility for or level of benefits thereunder is dependent upon length of service, including the EquaGen vacation, other paid time off, health and welfare, salary continuation and retiree medical, dental, life, vision and other paid time off programs, if any.
     “EquaGen Sub Employee” shall mean an active employee or an employee on vacation or on approved leave of absence (including qualified military leave, leave under the Family and Medical Leave Act or corresponding state law, or long-term disability, salary continuation and other approved leaves, paid or unpaid, as well as any other leave protected by Law) who, on the Distribution Date, is employed by any Subsidiary of EquaGen (including as of the Distribution Date any individual who is on such an approved leave of absence from Entergy or a member of the Entergy Group as of the Distribution Date and who otherwise is to be employed by any Subsidiary of EquaGen).
     “EquaGen System Employee” shall mean each EquaGen Employee and EquaGen Sub Employee.
     “EquaGen True-Up Amount” shall have the meaning ascribed thereto in Section 3.3(b)(iv) of this Agreement.

     “EquaGen Welfare Plans” shall have the meaning ascribed thereto in Section 5.1(a) of this Agreement.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
     “ERISA Affiliate” shall mean with respect to any Person, each business or entity which is a member of a “controlled group of corporations,” under “common control” or a member of an “affiliated service group” with such Person within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with such Person under Section 414(o) of the Code, or under “common control” with such Person within the meaning of Section 4001(a)(14) of ERISA.
     “Estimated Entergy Retirement Plan Transfer Amount” shall have the meaning ascribed thereto in Section 3.2(b)(ii) of this Agreement.
     “Estimated EquaGen Retirement Plan Transfer Amount” shall have the meaning ascribed thereto in Section 3.3(b)(i) of this Agreement.
     “Final Entergy Retirement Plan Transfer Amount” shall have the meaning ascribed thereto in Section 3.2(b)(iv) of this Agreement.
     “Final EquaGen Retirement Plan Transfer Amount” shall have the meaning ascribed thereto in Section 3.3(b)(iii) of this Agreement.
     “Final Entergy Transfer Date” shall have the meaning ascribed thereto in Section 3.2(b)(v) of this Agreement.
     “Final EquaGen Transfer Date” shall have the meaning ascribed thereto in Section 3.3(b)(iv) of this Agreement.
     “Former Enexus Employee” shall mean, as of the Distribution Date, any individual who, before the Distribution Date, terminated employment with Enexus or its predecessors or any member of the Enexus Group and did not commence employment with a member of the EquaGen Group or the Entergy Group.
     “Former Entergy Employee” shall mean, as of the Distribution Date, any individual who, before the Distribution Date, terminated employment (for any reason, whether voluntary or involuntary) with Entergy or its predecessors or any member of the Entergy Group and did not commence employment with a member of the EquaGen Group or the Enexus Group.
     “Former EquaGen System Employee” shall mean, as of the Distribution Date, any individual who, before the Distribution Date, terminated employment with EquaGen or its predecessors or any member of the EquaGen Group and did not commence employment with a member of the Enexus Group or the Entergy Group.
     “Governmental Entity” shall mean any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission, department, board,

bureau or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any official thereof.
     “HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.
     “Indemnifiable Loss” and “Indemnifiable Losses” shall mean any and all damages, losses, deficiencies, Liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses (including the costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and the reasonable costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder) incurred by reason of a Party incurring a Liability that, pursuant to this Agreement, is the responsibility of another Party, excluding special, consequential, indirect or punitive damages (other than special, consequential, indirect or punitive damages awarded to any third party against an indemnified party).
     “Indemnifying Party” shall have the meaning set forth in Section 9.2(b)(i) of this Agreement.
     “Indemnitee” shall have the meaning set forth in Section 9.2(b)(i) of this Agreement.
     “Indemnity Payment” shall have the meaning set forth in Section 9.4(a) of this Agreement.
     “Information” shall mean information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, notes, books, Contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), communications and materials otherwise related to or made or prepared in connection with or in preparation for any legal proceeding, and other technical, financial, employee or business information or data.
     “Initial Entergy Transfer Amount” shall have the meaning set forth in Section 3.2(b)(iii).
     “Initial EquaGen Transfer Amount” shall have the meaning set forth in Section 3.3(b)(ii) of this Agreement.
     “Initial EquaGen Master Trust Transfer Amount” shall have the meaning set forth in Section 3.3(a)(i) of this Agreement.
     “Initial EquaGen VEBA Transfer Amount” shall have the meaning set forth in Section 5.6(b)(i) of this Agreement.

     “Insurance Proceeds” shall mean those monies (i) received by an insured from an insurer under any Shared Policy, or (ii) paid by such insurer on behalf of an insured under any Shared Policy, in either case net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention, or cost of reserve paid or held by or for the benefit of such insured.
     “IRS” shall mean the United States Internal Revenue Service.
     “Law” shall mean any United States or non-United States federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law and equity).
     “Liabilities” shall mean any and all debts, liabilities, costs, expenses, interest, and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, reserved or unreserved, or determined or determinable of any kind or nature whatsoever, including those arising under any Law or Action, whether asserted or unasserted, or order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity, and those arising under or resulting from any Contract or any fines, damages or equitable relief which may be imposed in connection with any of the foregoing and including all costs and expenses related thereto.
     “Master Retirement Trust True-Up Amount” shall have the meaning set forth in Section 3.3(a)(ii) of this Agreement.
     “Net-Tax Basis” shall have the meaning ascribed thereto in Section 9.4(c) of this Agreement.
     “Non-Utility Nuclear Business” shall mean:
     (a) the non-utility nuclear business unit of Entergy which includes the following nuclear power plants:
     (i) Pilgrim Nuclear Station in Plymouth, Massachusetts;
     (ii) James A. FitzPatrick near Oswego, New York;
     (iii) Indian Point Units 2 & 3 in Westchester County, New York;
     (iv) Vermont Yankee in Vernon, Vermont; and
     (v) Palisades Nuclear Energy Plant in South Haven, Michigan;
     (b) the following nuclear power plants in various stages of decommissioning:
     (i) Indian Point Units 1 in Westchester County, New York
     (ii) Big Rock in Charlevoix, Michigan

     (c) any business or operations, where such business or operations were conducted primarily through the use of the Non-Utility Nuclear Assets prior to the Effective Time;
     (d) the power marketing business unit of Entergy; and
     (e) the businesses and operations of Business Entities acquired or established by or for any member of the Enexus Group after the Effective Time;
provided, however, the Non-Utility Nuclear Business shall not in any event include, as of the Effective Time, the businesses of any member of the Entergy Group or the EquaGen Group.
     “Non-Utility Nuclear Policies” shall mean all Policies, whether or not in force on the Effective Time, issued by insurers to Entergy, Enexus, EquaGen or any of their respective Affiliates, that cover risks that relate exclusively to the Non-Utility Nuclear Business.
     “OPEB Plan” shall mean health and welfare plans that provide post-employment welfare benefits (i.e., any retiree medical, dental, vision, Medicare Part B reimbursement and/or life benefits), and when immediately preceded by “Entergy” shall mean, collectively, the Entergy Welfare Plans that are OPEB Plans, and when immediately preceded by “EquaGen” shall mean, collectively, the EquaGen Welfare Plans that are OPEB Plans.
     “Participating Company” shall mean Entergy or any Person (other than an individual) participating in an Entergy Benefit Arrangement.
     “Party” shall have the meaning set forth in the preamble hereto.
     “Person” shall mean any natural person, firm, individual, corporation, business trust, joint venture, association, company, limited liability company, partnership or other organization or entity, whether incorporated or unincorporated, or any Governmental Entity.
     “Policies” shall mean insurance policies and insurance Contracts of any kind (other than life and benefits policies or Contracts), including primary, excess and umbrella policies, comprehensive general liability policies, director and officer liability, fiduciary liability, automobile, aircraft, property and casualty, business interruption, workers’ compensation and employee dishonesty insurance policies, bonds and self-insurance, together with the rights, benefits and privileges thereunder.
     “Post-Distribution Entergy Option” shall have the meaning ascribed thereto in Section 7.1(a) of this Agreement.
     “Post-Distribution Enexus Stock Price” shall mean the per share trading price of Enexus Common Stock in the first trade on the New York Stock Exchange following the Distribution.
     “Post-Distribution Entergy Stock Price” shall mean the per share trading price of Entergy Common Stock in the first trade on the New York Stock Exchange following the Distribution.

     “Pre-Distribution Entergy Option Price” shall have the meaning ascribed thereto in Section 7.1(b) of this Agreement.
     “Record Date” shall mean the date to be determined by the Board of Directors of Entergy as the record date for the Distribution.
     “Retained Business” shall mean:
     (a) any business or operations where such business or operations were conducted primarily through the use of the Retained Business Assets prior to the Effective Time; and
     (b) the businesses and operations of Business Entities acquired or established by or for any member of the Entergy Group after the Effective Time;
provided, however, the Retained Business shall not include, as of the Effective Time, the businesses of any member of the Enexus Group or the EquaGen Group.
     “Retained Business Policies” shall mean all Policies, whether or not in force on the Effective Time, issued by insurers to Entergy, Enexus, EquaGen or any of their respective Affiliates, that cover risks that relate exclusively to the Retained Business.
     “Revised Entergy Retirement Plan Transfer Amount” shall have the meaning ascribed thereto in Section 3.2(b)(iv) hereof.
     “Revised EquaGen Retirement Plan Transfer Amount” shall have the meaning ascribed thereto in Section 3.3(b)(iii) hereof.
     “Separation” shall have the meaning ascribed thereto in the recitals hereto.
     “Separation Agreement” shall have the meaning ascribed thereto in the recitals hereto.
     “Service Crediting Date” shall have the meaning ascribed thereto in Section 2.3(b)(i) of this Agreement.
     “Shared Policies” shall mean all Policies, whether or not in force on the Effective Time, issued by insurers to Entergy, Enexus, EquaGen or any of their respective Affiliates, which cover risks that relate to both the Retained Business and the Non-Utility Nuclear Business. For the avoidance of doubt, Shared Policies shall not include any Non-Utility Nuclear Policies or Retained Business Policies.
     “Subsidiary” shall mean with respect to any Person (i) a corporation, at least a majority of the voting capital stock of which is, as of the time in question, directly or indirectly owned by such Person and (ii) any other limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity in which such Person, directly or indirectly, owns at least a majority of the equity economic interest thereof or has the power to elect or direct the election of at least a majority of the members of the governing body of such entity or otherwise has control over such entity (e.g., as the managing partner of a partnership). For the avoidance of doubt, for as long as a Party owns, directly or indirectly, no more than fifty percent (50%) of the outstanding membership interests of EquaGen, no member of EquaGen Group shall constitute a Subsidiary of such Party for purposes of this Agreement.
     “Tax” shall have the meaning set forth in the Tax Sharing Agreement.
     “Third Party Claim” shall have the meaning set forth in Section 9.2(b) of this Agreement.
     “Third Party Proceeds” shall have the meaning set forth in Section 9.4(a) of this Agreement.
     “USERRA Leave “ shall mean a leave of absence that is protected under the Uniformed Services Employment and Reemployment Rights Act.
     “VEBA” shall, when immediately preceded by “Entergy,” mean, collectively, the Entergy Corporation Companies’ Non-Bargaining Employees’ Welfare Benefit Trust Agreement, the Entergy Corporation Companies’ Bargaining Employees’ Welfare Benefit Trust Agreement, and the Entergy Corporation Companies’ Non-Bargaining Employees’ Welfare Benefit Trust—Life Agreement, which are intended to be voluntary employees’ beneficiary associations under Section 501(c)(9) of the Code and, when immediately preceded by “EquaGen,” means the voluntary employees’ beneficiary association trust or trusts to be established by EquaGen pursuant to Section 5.5(a) of this Agreement.
     “VEBA True-Up Amount” shall have the meaning set forth in Section 5.6(b)(ii) of the Agreement.
          Section 1.2 References; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Unless the context otherwise requires:
     (a) the words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”;
     (b) references in this Agreement to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, Exhibits and Schedules to, this Agreement;
     (c) the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement; and
     (d) references in this Agreement to any time shall be to the then prevailing New York City, New York time unless otherwise expressly provided herein.

          Section 1.3 Relation to Other Documents. To the extent there is any inconsistency between this Agreement and the terms of another agreement pertaining to the Distribution that is the subject of this Agreement and such inconsistency (i) arises in connection with or as a result of employment with or the performance of services before the Separation for any member of the Entergy Group, Enexus Group or EquaGen Group and (ii) relates to the allocation of Liabilities attributable to the employment, service, termination of employment or termination of service of all present or former Entergy Employees, Enexus Employees, EquaGen System Employees, and any of their dependents and beneficiaries (and any alternate payees in respect thereof) and other service providers (including any individual who is, or was or is determined to be an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or non-payroll worker or in any other employment, non-employment, or retainer arrangement, or relationship with any member of the Entergy Group, Enexus Group or EquaGen Group), the terms of this Agreement shall prevail.
ARTICLE II
GENERAL PRINCIPLES
          Section 2.1 Assumption and Retention of Liabilities; Related Assets.
          (a) As of the Effective Time, except as otherwise expressly provided for in this Agreement, Entergy shall, or shall cause one or more members of the Entergy Group to, assume or retain, as applicable, and pay, perform, fulfill and discharge, in due course in full (i) all Liabilities under all Entergy Benefit Arrangements which exist as of the Effective Time or which become due for no reason other than the passage of time, (ii) all Liabilities (excluding Liabilities incurred under a Benefit Arrangement except as otherwise provided in this Agreement) with respect to the employment, service, termination of employment or termination of service of all Entergy Employees, Former Entergy Employees, EquaGen System Employees and Former EquaGen System Employees and their dependents and beneficiaries (and any alternate payees in respect thereof) and other service providers (including any individual who is, or was, or is determined to be an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or non-payroll worker or in any other employment, non-employment, or retainer arrangement, or relationship with any member of the Entergy Group, Enexus Group or EquaGen Group), in each case to the extent such Liability arose in connection with or as a result of employment with or the performance of services for any member of the Entergy Group at or before the Effective Time, it being understood, however, that (except for those applicable to Entergy Employees) Entergy shall not assume or otherwise be held liable for any Liabilities arising out of any actions or inactions occurring after the Effective Time, even if such actions or inactions are a continuation of any actions or inactions which occurred prior to the Effective Time and even if Entergy incurred any Liabilities from any such actions or inactions prior to the Effective Time, (iii) all Liabilities (including Liabilities incurred under a Benefit Arrangement except as otherwise provided in this Agreement) with respect to the employment, service, termination of employment or termination of service of all Enexus Employees and Former Enexus Employees and their dependents and beneficiaries (and any alternate payees in respect thereof), in each case to the extent such Liability arose in connection with or as a result of employment with or the performance of services for any member of the Entergy Group or Enexus Group before the Effective Time, it being understood, however, that (except for those applicable to Entergy Employees) Entergy shall not assume or otherwise be held liable for any Liabilities arising out of any actions or inactions occurring after the Effective Time, even if such actions or inactions are a continuation of any actions or inactions which occurred prior to the Effective Time and even if Entergy incurred any Liabilities from any such actions or inactions prior to the Effective Time, (iv) any Liabilities or obligations identified in Exhibit 2.1(a), and (v) any other Liabilities or obligations expressly assigned to Entergy or any of its Affiliates under this Agreement. For purposes of clarification, the Liabilities assumed or retained by the Entergy Group as provided for in this Section 2.1(a) are intended to be Retained Business Liabilities.
          (b) As of the Effective Time, except as otherwise expressly provided for in this Agreement, Enexus shall, or shall cause one or more members of the Enexus Group to, assume or retain, as applicable, and pay, perform, fulfill and discharge, in due course in full (i) all Liabilities under all Enexus Benefit Arrangements, (ii) any Liabilities or obligations identified in Exhibit 2.1(b), and (iii) any other Liabilities or obligations expressly assigned to Enexus or any of its Affiliates under this Agreement. For purposes of clarification, the Liabilities assumed or retained by the Enexus Group as provided for in this Section 2.1(b) are intended to be Non-Utility Nuclear Liabilities. Except as otherwise expressly provided for in this Agreement, at and after the Effective Time, neither Enexus nor any member of the Enexus Group shall assume or otherwise have responsibility for any Liabilities described in Section 2.1(a)(iii) or 2.1(a)(iv) or Liabilities under any Benefit Arrangement attributable to the period before the Effective Time.
          (c) As of the Effective Time, except as otherwise expressly provided for in this Agreement, EquaGen shall, or shall cause one or more members of the EquaGen Group to, assume or retain, as applicable, and pay, perform, fulfill and discharge, in due course in full (i) all Liabilities under all EquaGen Benefit Arrangements, (ii) all Liabilities (excluding Liabilities incurred under a Benefit Arrangement except as otherwise provided in this Agreement) with respect to the employment, service, termination of employment or termination of service of all EquaGen System Employees and Former EquaGen System Employees and their dependents and beneficiaries (and any alternate payees in respect thereof) and other service providers (including any individual who is, or was, or is determined to be an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or non-payroll worker or in any other employment, non-employment, or retainer arrangement, or relationship with any member of the EquaGen Group), in each case to the extent such Liability arose in connection with or as a result of employment with or the performance of services for any member of the EquaGen Group, and (iii) any other Liabilities or obligations expressly assigned to EquaGen or any of its Affiliates under this Agreement.
          (d) Except to the extent otherwise provided in Section 3.3 or Section 5.1(g), effective as of the Effective Time, Entergy shall take all steps necessary to assign to EquaGen, and EquaGen shall take all steps necessary to assume, sponsorship of and all Liabilities in respect of the EquaGen Assumed Plans (including the establishment and maintenance of trusts, as applicable, that are separate from any trusts presently maintained in respect thereof by any member of the Entergy Group).
          (e) From time to time after the Effective Time, the Parties shall promptly reimburse one another, upon reasonable request of the Party requesting reimbursement and the presentation by such Party of such substantiating documentation as the other Party shall reasonably request, for the cost of any obligations or Liabilities satisfied or assumed by the Party requesting reimbursement or its Affiliates that are, or that have been made pursuant to this Agreement, the responsibility of the other Party or any of its Affiliates. Any such request for reimbursement must be made not later than eighteen (18) months following the Effective Time.
          (f) Entergy shall retain responsibility for all employee-related regulatory filings for reporting periods ending at or prior to the Effective Time except for Equal Employment Opportunity Commission EEO-1 reports and affirmative action program (AAP) reports and responses to Office of Federal Contract Compliance Programs (OFCCP) submissions, for which Entergy shall provide data and information (to the extent permitted by applicable Laws and consistent with Section 10.1) to Enexus or EquaGen, as the case may be, which shall be responsible for making such filings in respect of Enexus Employees and Former Enexus Employees, on the one hand, and EquaGen System Employees and Former EquaGen System Employees on the other hand, respectively.
          Section 2.2 Participation in Entergy Benefit Arrangements. Except as otherwise expressly provided for in this Agreement or as otherwise expressly agreed to in writing between or among the affected Parties, (i) effective as of the Effective Time, Enexus, EquaGen and each member of the Enexus Group and EquaGen Group shall cease to be a Participating Company in any Entergy Benefit Arrangement and (ii) each Enexus Participant and EquaGen Participant, effective as of the Effective Time, shall cease to participate in, be covered by, accrue benefits under, be eligible to contribute to or have any rights under any Entergy Benefit Arrangement (except to the extent of obligations that accrued before the Effective Time, including benefits accrued as of the Effective Time under the Entergy Retirement Plan, and that are not otherwise addressed herein), and Entergy, Enexus and EquaGen shall take all necessary action to effectuate each such cessation.
          Section 2.3 Service Recognition.
           (a) Pre-Distribution Service Credit. Enexus shall give each Enexus Participant, and EquaGen shall give each EquaGen Participant, full credit for purposes of eligibility, vesting, determination of level of benefits, and, to the extent applicable, benefit accruals under any Enexus Benefit Arrangement or EquaGen Benefit Arrangement, respectively, for such Enexus Participant’s or EquaGen Participant’s service, respectively, with any member of the Entergy Group prior to the Distribution Date, to the same extent such service was recognized by the applicable Entergy Benefit Arrangements immediately prior to the Distribution Date; provided, that, such service shall not be recognized to the extent such recognition would result in the duplication of benefits.
          (b) Post-Distribution Reciprocal Service Crediting. Each of Entergy, Enexus and EquaGen shall cause each of the Entergy Service Plans, Enexus Service Plans and EquaGen

          Service Plans, respectively, to provide the following service crediting rules effective as of the Effective Time:
     (i) If an Entergy Employee or EquaGen System Employee, respectively, who participates in any of the Entergy Service Plans or EquaGen Service Plans, respectively, directly transfers employment from the Entergy Group (in the case of an Entergy Employee) or EquaGen Group (in the case of an EquaGen System Employee) to the Enexus Group prior to the first anniversary of the Distribution Date (the “Service Crediting Date”), then such employee’s service with the group employing the employee immediately before the transfer (but not the service of any Entergy Employee who first transfers employment to the s EquaGen Group and then the Enexus Group or of any EquaGen System Employee who first transfers employment to the Entergy Group and then the Enexus Group) shall be recognized for purposes of eligibility, vesting and level of benefits under the appropriate Enexus Service Plans to the same extent as such employee’s service was recognized under the corresponding Entergy Service Plan or EquaGen Service Plan immediately before the transfer; provided, that, such service shall not be recognized to the extent that such recognition would result in the duplication of benefits.
     (ii) Except to the extent otherwise provided in clause (i) above, if an Entergy Employee, Enexus Employee or EquaGen System Employee, respectively, who participates in any of the Entergy Service Plans, Enexus Service Plans or EquaGen Service Plans, respectively, either transfers employment among any of the Entergy Group, Enexus Group or EquaGen Group after the Distribution Date or does not directly transfer employment among such group members, then, except to the extent required by applicable Law, such employee’s service with the group employing the employee immediately before the transfer shall not be recognized for any purpose under the service plans of the post-transfer employer.
          Section 2.4 Collective Bargaining Agreements. Prior to the Distribution Date, Entergy, EquaGen and Enexus shall take or cause to be taken actions that are necessary (if any) for EquaGen or an EquaGen Subsidiary to continue to maintain or to assume any collective bargaining agreements relating to EquaGen System Employees to the maximum extent allowable by Law. Schedule B sets forth a list of collective bargaining agreements relating to EquaGen System Employees in effect as of the date hereof. Nothing in this Agreement is intended to alter the provisions of any collective bargaining agreement set forth on Schedule B or modify in any way the obligations of the Entergy Group, the Enexus Group or the EquaGen Group to any person or union as described in such agreement.
          Section 2.5 No Duplication of Benefits. The Enexus Benefit Arrangements and the EquaGen Benefit Arrangements, respectively, shall not provide benefits that duplicate benefits provided by the corresponding Entergy Benefit Arrangements. Entergy, Enexus and EquaGen shall agree on methods and procedures to prevent Entergy Employees, Former Entergy Employees, Enexus Employees, Former Enexus Employees, EquaGen System Employees and Former EquaGen System Employees from receiving duplicative benefits. Nothing in this Agreement shall entitle any Entergy Participant to any benefit, right or interest in any Enexus Benefit Arrangement or EquaGen Benefit Arrangement (except to the extent otherwise provided in ARTICLE VII of this Agreement).

          Section 2.6 No Acceleration of Benefits. Except as otherwise provided in this Agreement, no provision of this Agreement shall be construed to create any right, or accelerate vesting or entitlement, to any compensation or benefit whatsoever on the part of any Entergy Employee, Former Entergy Employee, Enexus Employee, Former Enexus Employee, EquaGen System Employee or Former EquaGen System Employee or other future employee of the Entergy Group, Enexus Group or EquaGen Group under any Benefit Arrangement of the Entergy Group, Enexus Group or EquaGen Group.
          Section 2.7 Amendment Authority. Except as otherwise provided in this Agreement, nothing in this Agreement is intended to prohibit Entergy or the Entergy Group, Enexus or the Enexus Group or EquaGen or the EquaGen Group from amending or terminating any employee benefit plans, policies and compensation programs at any time on or after the Distribution Date.
          Section 2.8 No Commitment to Employment or Benefits. Nothing contained in this Agreement shall be construed as a commitment or agreement on the part of any person to continue employment with the Entergy Group, Enexus Group or EquaGen Group, or as a commitment on the part of the Entergy Group, Enexus Group or EquaGen Group to continue the employment, compensation, or benefits of any person for any period. This Agreement is solely for the benefit of the Entergy Group, Enexus Group and EquaGen Group and, except to the extent otherwise expressly provided herein, nothing in this Agreement, express or implied, is intended to confer any rights, benefits, remedies, obligations or liabilities under this Agreement upon any Person, including any Entergy Employee, Former Entergy Employee, Enexus Employee, Former Enexus Employee, EquaGen System Employee or Former EquaGen System Employee, or officer, director or contractor of the Entergy Group, Enexus Group or EquaGen Group, other than the parties to this Agreement and their respective successors and assigns.
          Section 2.9 No Expansion of Participation. Unless otherwise determined by Enexus or EquaGen, respectively, and subject to applicable collective bargaining agreements, an Enexus Employee or Former Enexus Employee or an EquaGen System Employee or Former EquaGen System Employee shall be entitled to participate in an Enexus Benefit Arrangement or EquaGen Benefit Arrangement, as the case may be, only to the extent that such Enexus Employee, Former Enexus Employee, EquaGen System Employee or Former EquaGen System Employee (as the case may be) was entitled to participate in any corresponding Entergy Benefit Arrangement as in effect immediately prior to the Effective Time.
          Section 2.10 Approval by Entergy as Sole Stockholder. Effective as of the Effective Time, Enexus shall have adopted the Enexus 2008 Equity Ownership and Long Term Cash Incentive Plan (the “Enexus Stock Plan”), which shall permit the issuance of long-term incentive awards that have material terms and conditions substantially similar to those long-term incentive awards issued under the relevant Entergy Stock Plans in respect of which Enexus long-term incentive awards will be issued in connection with the Distribution. The Enexus Stock Plan shall be approved prior to the Effective Time by Entergy as the sole stockholder of Enexus.

ARTICLE III
QUALIFIED DEFINED BENEFIT PLANS
     Section 3.1 Establishment of EquaGen Plan. Effective as of the Distribution Date, EquaGen shall, or shall have caused one or more members of the EquaGen Group to, establish a defined benefit pension plan or plans and related trust or trusts to accept the transfer of assets and liabilities described in Section 3.2 of this Agreement and provide retirement benefits to EquaGen Participants who immediately prior to the Distribution Date were participants in, or entitled to present or future benefits (except as provided in Section 3.2(d) of this Agreement), whether or not vested, under, the Entergy Retirement Plan (such defined benefit pension plan or plans, the “EquaGen Retirement Plan” and such EquaGen Participants, the “EquaGen Retirement Plan Participants”). EquaGen shall be responsible for taking all necessary, reasonable, and appropriate action to establish, maintain and administer the EquaGen Retirement Plan so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code, and as soon as reasonably practicable following the Distribution Date EquaGen shall take all steps reasonably necessary to obtain a favorable determination from the IRS as to such qualification. EquaGen shall be responsible for any and all Liabilities (including Liability for funding) and other obligations with respect to the EquaGen Retirement Plan.
     Section 3.2 Entergy Retirement Plan Transfer.
     (a) Assumption of Entergy Retirement Plan Liabilities. Effective as of the Distribution Date, EquaGen hereby agrees to cause the EquaGen Retirement Plan to assume, fully perform, pay and discharge, all Liabilities as of the Distribution Date under the Entergy Retirement Plan relating to all EquaGen Retirement Plan Participants and Enexus Transferred Employees.
     (b) Transfer of Entergy Retirement Plan Assets.
          (i) The Parties intend that the portion of the Entergy Retirement Plan covering EquaGen Retirement Plan Participants shall be transferred to the EquaGen Retirement Plan in accordance with Section 414(l) of the Code, Treasury Regulation Section 1.414(l)-1 and Section 208 of ERISA. Any surplus Assets under the Entergy Retirement Plan (i.e., any Assets held under the Entergy Retirement Plan that are in excess of the Assets required to be allocated to the Entergy Retirement Plan and the EquaGen Retirement Plan in accordance with the preceding sentence) shall be retained by the Entergy Retirement Plan. No later than thirty (30) days prior to the Distribution Date, Entergy and EquaGen shall, to the extent necessary, file an IRS Form 5310-A regarding the transfer of Assets and Liabilities from the Entergy Retirement Plan to the EquaGen Retirement Plan.
          (ii) Prior to the Distribution Date (or such later time as mutually agreed by the Parties), Entergy shall cause the Entergy Actuary to determine the estimated value, as of the Distribution Date, of the Assets to be transferred to the EquaGen Retirement Plan in accordance with the assumptions and valuation methodology set forth on Schedule C-1 attached hereto (the “Estimated Entergy Retirement Plan Transfer Amount”).

          (iii) Not later than ten (10) Business Days following the Distribution Date (or such later time as mutually agreed by the Parties), Entergy and EquaGen shall cooperate in good faith to cause an initial transfer of Assets from the Entergy Retirement Plan to the EquaGen Retirement Plan in an amount equal (as determined in the discretion of Entergy) to not less than eighty-five percent (85%) and not more than ninety-five percent (95%) of the Estimated Entergy Retirement Plan Transfer Amount (such amount, the “Initial Entergy Transfer Amount”). Entergy shall satisfy its obligation pursuant to this Section 3.2(b)(iii) by causing the Entergy Retirement Plan to transfer an amount of Assets (as determined by Entergy in its discretion, in kind, in cash, cash-like securities or other cash equivalents) equal to the Initial Entergy Transfer Amount.
          (iv) Within two hundred seventy (270) days (or such later time as mutually agreed by the Parties) following the Distribution Date, Entergy shall cause the Entergy Actuary to provide EquaGen with a revised calculation of the value, as of the Distribution Date, of the Assets to be transferred to the EquaGen Retirement Plan determined in accordance with the assumptions and valuation methodology (including a provision for crediting any distributions made from the Entergy Retirement Plan) set forth on Schedule C-1 attached hereto (the “Revised Entergy Retirement Plan Transfer Amount”). EquaGen may submit, at its sole cost and expense, the Revised Entergy Retirement Plan Transfer Amount to the EquaGen Actuary for verification; provided, that, such verification process and any calculation performed by the EquaGen Actuary in connection therewith shall be performed solely on the basis of the assumptions and valuation methodology set forth on Schedule C-1 attached hereto. In order to perform such verification, upon request from EquaGen, the EquaGen Actuary shall receive the data and additional detailed methodology used to calculate the Initial Entergy Transfer Amount and the Revised Entergy Retirement Plan Transfer Amount (if reasonably needed) from the Entergy Actuary. EquaGen shall be responsible for the cost and expense of the EquaGen Actuary and Entergy shall be responsible for the cost and expense for the Entergy Actuary for such data transfer. In the event the EquaGen Actuary so determines that the value, as of the Distribution Date, of the Assets to be transferred to the EquaGen Retirement Plan differs from the Revised Entergy Retirement Plan Transfer Amount, the EquaGen Actuary shall identify in writing to the Entergy Actuary all objections to the determination within sixty (60) days following provision of the revised value calculation to EquaGen pursuant to the first sentence of this paragraph (iv), and the EquaGen Actuary and Entergy Actuary shall use good faith efforts to reconcile any such difference. If the EquaGen Actuary and the Entergy Actuary fail to reconcile such difference, the EquaGen Actuary and the Entergy Actuary shall jointly designate a third, independent actuary whose calculation of the value, as of the Distribution Date, of the Assets to be transferred to the EquaGen Retirement Plan shall be final and binding; provided, that, such calculation must be performed within sixty (60) days following designation of such third actuary and in accordance with the assumptions and valuation methodology set forth on Schedule C-1 attached hereto; and provided, further, that if such value is not equal to or between the value determined by the EquaGen Actuary and the Revised Entergy Retirement Plan Transfer Amount, such value shall be deemed to be either the value determined by the EquaGen Actuary or the Revised Entergy Retirement Plan Transfer Amount, whichever is closer. Entergy and EquaGen shall each pay one-half of the costs incurred in connection with the retention of such independent actuary. The final, verified value, as of the Distribution Date, of the Assets to be transferred to the EquaGen Retirement Plan as determined in accordance with this Section 3.2(b)(iv) shall be referred to herein as the “Final Entergy Retirement Plan Transfer Amount.”

               (v) Within forty-five (45) days (or such later time as mutually agreed by the Parties) of the determination of the Final Entergy Retirement Plan Transfer Amount, Entergy shall cause the Entergy Retirement Plan to transfer to the EquaGen Retirement Plan (the date of such transfer, the “Final Entergy Transfer Date”) an amount (as determined by Entergy in its discretion, in kind, in cash, cash-like securities or other cash equivalents), equal to (A) the Final Entergy Retirement Plan Transfer Amount minus (B) the Initial Entergy Transfer Amount (such difference, as adjusted to reflect earnings or losses as described below, the “Entergy True-Up Amount”); provided, that, in the event the Entergy True-Up Amount is negative, Entergy shall not be required to cause any such additional transfer and instead EquaGen shall be required to cause a transfer of cash, cash-like securities or other cash equivalents (or, if determined by EquaGen in its discretion, assets in kind) from the EquaGen Retirement Plan to the Entergy Retirement Plan in amount equal to the Entergy True-Up Amount. The Parties acknowledge that the Entergy Retirement Plan’s transfer of the Entergy True-Up Amount to the EquaGen Retirement Plan shall be in full settlement and satisfaction of the obligations of Entergy to cause the transfer of, and the Entergy Retirement Plan to transfer, Assets to the EquaGen Retirement Plan pursuant to this Section 3.2(b)(v).
     The Entergy True-Up Amount shall be paid from the Entergy Retirement Plan to the EquaGen Retirement Plan, as determined by Entergy in its discretion in kind, in cash, cash-like securities or other cash equivalents, and shall be adjusted to reflect earnings or losses during the period from the Distribution Date to the Final Entergy Transfer Date. Such earnings or losses shall be determined based on the actual rate of return of the Entergy Retirement Plan (as determined by such plan’s trustee) for the period commencing on the first day of the calendar month following the calendar month in which the Distribution Date occurs and ending on the last day of the calendar month ending immediately prior to the Final Entergy Transfer Date. Earnings or losses for the period from such last day of the month to the Final Entergy Transfer Date shall be based on the actual rate of return of the Entergy Retirement Plan (as determined by such plan’s trustee) during the last calendar month ending immediately prior to the Final Entergy Transfer Date determined as of the date that is as close as administratively practicable to the Final Entergy Transfer Date. In the event that EquaGen is obligated to cause the EquaGen Retirement Plan to reimburse the Entergy Retirement Plan pursuant to this Section 3.2(b)(v), such reimbursement shall be performed in accordance with the same principles set forth herein with respect to the payment of the Entergy True-Up Amount. The Parties acknowledge that the EquaGen Retirement Plan’s transfer of such reimbursement amount to the Entergy Retirement Plan shall be in full settlement and satisfaction of the obligations of EquaGen to cause the transfer of, and the EquaGen Retirement Plan to transfer, Assets to the Entergy Retirement Plan pursuant to this Section 3.2(b)(v).
          (c) Continuation of Elections. As of the Distribution Date, to the extent permitted by applicable Law, EquaGen shall cause the EquaGen Retirement Plan to recognize and maintain all existing elections, including, but not limited to, beneficiary designations, payment form elections and rights of alternate payees under qualified domestic relations orders with respect to EquaGen Retirement Plan Participants under the Entergy Retirement Plan; provided, that, nothing in this Section 3.2(c) shall prohibit EquaGen from soliciting or causing the solicitation of new elections from EquaGen Retirement Plan Participants to be effective under the EquaGen Retirement Plan.

          (d) Terminated Non-Vested Employees. Notwithstanding anything herein to the contrary, the Entergy Retirement Plan shall retain all Liabilities (if any) earned under the Entergy Retirement Plan in respect of any individual whose employment with the Entergy Group and EquaGen Group (as the case may be) terminated before the Distribution Date with no vested benefit under the Entergy Retirement Plan.
          (e) 401(h) Accounts. The calculations of the Estimated Entergy Retirement Plan Transfer Amount and the Final Entergy Retirement Plan Transfer Amount described above shall be determined without regard to the value of retiree health benefit Liabilities that are funded in whole or in part through any account maintained under the Entergy Retirement Plan pursuant to Section 401(h) of the Code.
          (f) Certain Obligations. If, as a result of the transfer and assumption of Liabilities and other obligations described in this Section 3.2, Entergy is required to post a surety bond, letter of credit, guarantee or other security in favor of a Person other than a member of the Entergy Group, Enexus shall indemnify Entergy in respect of any Liability suffered or incurred by Entergy in respect of or relating to such surety bond, letter of credit, guarantee or other security.
          Section 3.3 EquaGen Assumed Transfer Retirement Plan.
          (a) Establishment of Trust. Effective as of the Distribution Date, EquaGen shall, or shall have caused one or more members of the EquaGen Group to, establish a trust or trusts (the “EquaGen Master Retirement Trust”) in connection with its assumption of the EquaGen Assumed Retirement Plan in accordance with Section 2.1(d) and to accept the transfer of assets and liabilities described in the following provisions of this Section 3.3(a). EquaGen shall be responsible for taking all necessary, reasonable, and appropriate action to establish, maintain and administer the EquaGen Master Retirement Trust to ensure its exemption under Section 501(a) of the Code, and as soon as reasonably practicable following the Distribution Date EquaGen shall take all steps reasonably necessary to obtain a favorable determination from the IRS as to such exemption.
               (i) Initial Transfer. Not later than ten (10) Business Days following the Distribution Date (or such later time as mutually agreed by the Parties but in any event following the Distribution Date), Entergy and EquaGen shall cooperate in good faith to cause an initial transfer of Assets (as determined by Entergy in its discretion, in kind, in cash, cash-like securities or other cash equivalents) from the trust or trusts maintained under the EquaGen Assumed Retirement Plans immediately before the Distribution (the “Entergy Master Retirement Trust”) to the EquaGen Master Retirement Trust in an amount equal (as determined in the discretion of Entergy) to not less than eighty-five percent (85%) and not more than ninety-five percent (95%) of the Assets credited to the EquaGen Assumed Retirement Plans under the Entergy Master Retirement Trust as of the last day of the calendar month ending at least fifteen (15) days prior to the Distribution (such amount, the “Initial EquaGen Master Trust Transfer Amount”).

               (ii) True-Up Transfer. Within forty-five (45) days (or such later time as mutually agreed by the Parties) following the Distribution Date (and in any event following the transfer described in subsection (a)(i) above), Entergy shall cause the Entergy Master Retirement Trust to transfer to the EquaGen Master Retirement Trust an amount (as determined by Entergy in its discretion, in kind, in cash, cash-like securities or other cash equivalents), equal to (A) the value of the Assets credited to the EquaGen Assumed Retirement Plans under the Entergy Master Retirement Trust as of the Distribution Date minus (B) the Initial EquaGen Master Trust Transfer Amount (such difference, as adjusted to reflect earnings or losses as described below, the “Master Retirement Trust True-Up Amount”); provided, that, in the event the Master Retirement Trust True-Up Amount is negative, Entergy shall not be required to cause any such additional transfer and instead EquaGen shall be required to cause a transfer of cash, cash-like securities or other cash equivalents (or, if determined by EquaGen in its discretion, assets in kind) from the EquaGen Master Retirement Trust to the Entergy Master Retirement Trust in amount equal to the Master Retirement Trust True-Up Amount. The Parties acknowledge that the Entergy Master Retirement Trust’s transfer of the Master Retirement Trust True-Up Amount to the EquaGen Master Retirement Trust shall be in full settlement and satisfaction of the obligations of Entergy to cause the transfer of, and the Entergy Master Retirement Trust to transfer, Assets to the EquaGen Master Retirement Trust pursuant to this Section 3.3(a)(ii).
     The Master Retirement Trust True-Up Amount shall be paid from the Entergy Master Retirement Trust to the EquaGen Master Retirement Trust, as determined by Entergy in its discretion in kind, in cash, cash-like securities or other cash equivalents, and shall be adjusted to reflect earnings or losses during the period from the Distribution Date to the date of transfer of the Master Retirement Trust True-Up Amount. Such earnings or losses shall be determined based on the methodology set forth in Exhibit 3.3(a)(ii). In the event that EquaGen is obligated to cause the EquaGen Master Retirement Trust to reimburse the Entergy Master Retirement Trust pursuant to this Section 3.3(a)(ii), such reimbursement shall be performed in accordance with the same principles set forth herein with respect to the payment of the Master Retirement Trust True-Up Amount. The Parties acknowledge that the EquaGen Master Retirement Trust’s transfer of such reimbursement amount to the Entergy Master Retirement Trust shall be in full settlement and satisfaction of the obligations of EquaGen to cause the transfer of, and the EquaGen Master Retirement Trust to transfer, Assets to the Entergy Master Retirement Trust pursuant to this Section 3.3(a)(ii).
          (b) Transfer To Entergy Retirement Plan Generally. The Parties intend that the portion of the EquaGen Assumed Transfer Retirement Plan assumed by EquaGen in accordance with Section 2.1(d) (each EquaGen Assumed Transfer Retirement Plan to be treated separately for purposes of this Section 3.3(b)) covering any individual who is neither an EquaGen Retirement Plan Participant nor an Enexus Transferred Employee shall be transferred to the Entergy Retirement Plan in accordance with Section 414(l) of the Code, Treasury Regulation Section 1.414(l)-1 and Section 208 of ERISA. Any surplus Assets under the EquaGen Assumed Transfer Retirement Plan (i.e., any Assets held under the EquaGen Assumed Transfer Retirement Plan that are in excess of the Assets required to be allocated to the EquaGen Assumed Transfer Retirement Plan and Entergy Retirement Plan in accordance with the preceding sentence) shall be retained by the EquaGen Assumed Transfer Retirement Plan. No later than thirty (30) days prior to the Distribution Date, Entergy and EquaGen shall, to the extent necessary, file an IRS Form 5310-A regarding the transfer of Assets and Liabilities from the EquaGen Assumed Transfer Retirement Plan to the Entergy Retirement Plan.

               (i) Estimated Transfer Amount. Prior to the Distribution Date (or such later time as mutually agreed by the Parties), Entergy shall cause the Entergy Actuary to determine the estimated value, as of the Distribution Date, of the Assets to be transferred to the Entergy Retirement Plan in accordance with the assumptions and valuation methodology set forth on Schedule C-2 attached hereto (the “Estimated EquaGen Retirement Plan Transfer Amount”).
               (ii) Initial Transfer. Not later than ten (10) Business Days following the Distribution Date (or such later time as mutually agreed by the Parties), Entergy and EquaGen shall cooperate in good faith to cause an initial transfer of Assets from the EquaGen Assumed Transfer Retirement Plan to the Entergy Retirement Plan in an amount equal (as determined in the discretion of EquaGen) to not less than eighty-five percent (85%) and not more than ninety-five percent (95%) of the Estimated EquaGen Retirement Plan Transfer Amount (such amount, the “Initial EquaGen Transfer Amount”). EquaGen shall satisfy its obligation pursuant to this Section 3.3(b)(ii) by causing the EquaGen Assumed Transfer Retirement Plan to transfer Assets, in kind, equal to the Initial EquaGen Transfer Amount.
               (iii) Revised Transfer Amount. Within two hundred seventy (270) days (or such later time as mutually agreed by the Parties) following the Distribution Date, Entergy shall cause the Entergy Actuary to provide EquaGen with a revised calculation of the value, as of the Distribution Date, of the Assets to be transferred to the Entergy Retirement Plan determined in accordance with the assumptions and valuation methodology (including a provision for crediting any distributions made from the EquaGen Assumed Transfer Retirement Plan) set forth on Schedule C-2 attached hereto (the “Revised EquaGen Retirement Plan Transfer Amount”). EquaGen may submit, at its sole cost and expense, the Revised EquaGen Retirement Plan Transfer Amount to the EquaGen Actuary for verification; provided, that, such verification process and any calculation performed by the EquaGen Actuary in connection therewith shall be performed solely on the basis of the assumptions and valuation methodology set forth on Schedule C-2 attached hereto. In order to perform such verification, upon request from EquaGen, the EquaGen Actuary shall receive the data and additional detailed methodology used to calculate the Initial EquaGen Transfer Amount and the Revised EquaGen Retirement Plan Transfer Amount (if reasonably needed) from the Entergy Actuary. EquaGen shall be responsible for the cost and expense of the EquaGen Actuary and Entergy shall be responsible for the cost and expense for the Entergy Actuary for such data transfer. In the event the EquaGen Actuary so determines that the value, as of the Distribution Date, of the Assets to be transferred to the Entergy Retirement Plan differs from the Revised EquaGen Retirement Plan Transfer Amount, the EquaGen Actuary shall identify in writing to the Entergy Actuary all objections to the determination within sixty (60) days following provision of the revised value calculation to EquaGen pursuant to the first sentence of this subsection (b)(iii), and the EquaGen Actuary and Entergy Actuary shall use good faith efforts to reconcile any such difference. If the EquaGen Actuary and the Entergy Actuary fail to reconcile such difference, the EquaGen Actuary and the Entergy Actuary shall jointly designate a third, independent actuary whose calculation of the value, as of the Distribution Date, of the Assets to be transferred to the Entergy Retirement Plan shall be final and binding; provided, that, such calculation must be performed within sixty (60) days following designation of such third actuary and in accordance with the assumptions and valuation methodology set forth on Schedule C-2 attached hereto; and provided, further, that if such value is not equal to or between the value determined by the EquaGen Actuary and the Revised EquaGen Retirement Plan Transfer Amount, such value shall be deemed to be either the value determined by the EquaGen Actuary or the Revised EquaGen Retirement Plan Transfer Amount, whichever is closer. Entergy and EquaGen shall each pay one-half of the costs incurred in connection with the retention of such independent actuary. The final, verified value, as of the Distribution Date, of the Assets to be transferred to the Entergy Retirement Plan as determined in accordance with this subsection (b(iii) shall be referred to herein as the “Final EquaGen Retirement Plan Transfer Amount.”
               (iv) EquaGen True-Up Amount. Within forty-five (45) days (or such later time as mutually agreed by the Parties) of the determination of the Final EquaGen Retirement Plan Transfer Amount, EquaGen shall cause the EquaGen Assumed Transfer Retirement Plan to transfer to the Entergy Retirement Plan (the date of such transfer, the “Final EquaGen Transfer Date”) an amount (as determined by EquaGen in its discretion, in kind, in cash, cash-like securities or other cash equivalents), equal to (A) the Final EquaGen Retirement Plan Transfer Amount minus (B) the Initial EquaGen Transfer Amount (such difference, as adjusted to reflect earnings or losses as described below, the “EquaGen True-Up Amount”); provided, that, in the event the EquaGen True-Up Amount is negative, EquaGen shall not be required to cause any such additional transfer and instead Entergy shall be required to cause a transfer of cash, cash-like securities or other cash equivalents (or, if determined by Entergy in its discretion, assets in kind) from the Entergy Retirement Plan to the EquaGen Assumed Transfer Retirement Plan in amount equal to the EquaGen True-Up Amount. The Parties acknowledge that the EquaGen Assumed Transfer Retirement Plan’s transfer of the EquaGen True-Up Amount to the Entergy Retirement Plan shall be in full settlement and satisfaction of the obligations of EquaGen to cause the transfer of, and the EquaGen Assumed Transfer Retirement Plan to transfer, Assets to the Entergy Retirement Plan pursuant to this Section 3.3(b)(iv).
     The EquaGen True-Up Amount shall be paid from the EquaGen Assumed Transfer Retirement Plan to the Entergy Retirement Plan, as determined by EquaGen in its discretion in kind, in cash, cash-like securities or other cash equivalents, and shall be adjusted to reflect earnings or losses during the period from the Distribution Date to the EquaGen Final Entergy Transfer Date. Such earnings or losses shall be determined based on the actual rate of return of the EquaGen Assumed Transfer Retirement Plan (as determined by such plan’s trustee) for the period commencing on the first day of the calendar month following the calendar month in which the Distribution Date occurs and ending on the last calendar day of the month ending immediately prior to the Final EquaGen Transfer Date. Earnings or losses for the period from such last day of the month to the Final EquaGen Transfer Date shall be based on the actual rate of return of the EquaGen Assumed Transfer Retirement Plan (as determined by such plan’s trustee) during the last calendar month ending immediately prior to the Final EquaGen Transfer Date determined as of the date that is as close as administratively practicable to the Final EquaGen Transfer Date. In the event that Entergy is obligated to cause the Entergy Retirement Plan to reimburse the EquaGen Assumed Transfer Retirement Plan pursuant to this Section 3.3(b)(iv), such reimbursement shall be performed in accordance with the same principles set forth herein with respect to the payment of the EquaGen True-Up Amount. The Parties acknowledge that the Entergy Retirement Plan’s transfer of such reimbursement amount to the EquaGen Assumed Transfer Retirement Plan shall be in full settlement and satisfaction of the obligations of Entergy to cause the transfer of, and the Entergy Retirement Plan to transfer, Assets to the EquaGen Assumed Transfer Retirement Plan pursuant to this Section 3.3(b)(iv).
               (v) Terminated Non-Vested Employees. Notwithstanding anything herein to the contrary, the EquaGen Assumed Transfer Retirement Plan shall retain all Liabilities (if any) earned under the EquaGen Assumed Transfer Retirement Plan in respect of any individual whose employment with the Entergy Group and EquaGen Group (as the case may be) terminated before the Distribution Date with no vested benefit under the EquaGen Assumed Transfer Retirement Plan.
          Section 3.4 Certain Participants.
          (a) Certain Enexus Retirement Plan Matters. From and after the Distribution Date, Enexus Employees shall be treated as having incurred a separation from service under the Entergy Retirement Plan and (to the extent otherwise provided under the Entergy Retirement Plan) as eligible for a distribution under the Entergy Retirement Plan. No Assets shall be transferred from the Entergy Retirement Plan (or from the Entergy Corporation Retirement Plan for Bargaining Employees) to any benefit plan maintained by Enexus. For purposes of clarification, the Liabilities retained by Entergy as provided in this Section 3.4 are intended to be Retained Business Liabilities.
          (b) Special Service/Compensation Crediting Rule.
               (i) Without limiting Section 2.3 of this Agreement and subject to the provisions of clause (ii) below:
                    (A) for purposes of determining the extent to which (x) any Entergy Employee who transfers employment directly to the Enexus Group after the Distribution Date but prior to the Service Crediting Date, (y) any Entergy Employee who does not become an Enexus Employee as of the Distribution Date but who becomes an Enexus Employee upon return from a leave of absence, which commenced while the individual was an Entergy Employee, during the period in which return rights are protected by applicable Law, and (z) any Enexus Employee (in each case exclusive of any individual who was not actively employed on May 31, 2008, by, and continuously employed since then by, a member of the Entergy Group or EquaGen Group) is vested in his or her benefit under the Entergy Retirement Plan in which he or she participated immediately before the Separation or such transfer date, as the case may be, and the extent to which such a person is eligible for early retirement or other subsidized benefits under such Entergy Retirement Plan, Entergy shall cause the Entergy Retirement Plan to credit such person’s service with Enexus after the Distribution Date to the same extent had such service been with and compensation earned from Entergy;
                    (B) for purposes of determining the extent to which any EquaGen System Employee who participates in an EquaGen Assumed Retirement Plan and who transfers employment directly to the Enexus Group prior to the Service Crediting Date (exclusive of any individual who was not actively employed on May 31, 2008, by, and continuously employed since then by, a member of the Entergy Group or EquaGen Group) is vested in his or her benefit under the EquaGen Assumed Retirement Plan in which he or she participated immediately before such transfer date and the extent to which such a person is eligible for early retirement or other subsidized benefits under such EquaGen Assumed Retirement Plan, EquaGen shall cause the EquaGen Assumed Retirement Plan to credit such person’s service with Enexus after the Distribution Date to the same extent had such service been with EquaGen; and
                    (C) in no event shall any person who is credited with service pursuant to the foregoing provisions of this subsection (b)(i) be credited in respect of service at Enexus for benefit accrual purposes or for purposes of determining earnings levels; provided, that, in determining the benefit available under the Entergy Retirement Plan (in the case of subsection (b)(i)(A)) or the EquaGen Assumed Retirement Plan (in case of subsection (b)(i)(B)), the benefit shall be determined taking into account compensation in respect of the period of service with Enexus after the Distribution Date based upon such individual’s base pay and annual target incentive (subject in the case of the annual target incentive to any otherwise applicable plan limits on the amount of incentive that may be taken into account) as in effect immediately before the first date of his or her employment with Enexus (or, in the case of an individual described in subsection (b)(i)(A)(y) above who is on USERRA Leave, as in effect immediately before the USERRA Leave commenced), in each case increased by four percent (4%) on a compound basis each year).
               (ii) Although it is presently the intent of Entergy and EquaGen to credit service and compensation as provided in the foregoing provision of this Section 3.4(b) (subject to the provisions of Section 11.16 hereof), nothing in this Section 3.4(b) is intended to or shall be construed to prohibit Entergy or EquaGen from terminating the Entergy Retirement Plan or the EquaGen Assumed Retirement Plan or from amending such plans to disregard such service and imputed compensation at any time for any reason.
ARTICLE IV
QUALIFIED DEFINED CONTRIBUTION PLANS
          Section 4.1 EquaGen Savings Plan.
          (a) In General.
               (i) Without limiting Section 2.1(d) hereof, effective as of the Effective Time, EquaGen shall take all steps necessary to assume, sponsorship of and all Liabilities in respect of the Savings Plan of Entergy Corporation and Subsidiaries II, Savings Plan of Entergy Corporation and Subsidiaries IV, Savings Plan of Entergy Corporation and Subsidiaries VI and Savings Plan of Entergy Corporation and Subsidiaries VII, including the establishment of a related trust that is exempt under Section 501(a) of the Code to hold the assets of such plans, and as soon as reasonably practicable following the Distribution Date EquaGen shall take all steps reasonably necessary to obtain a favorable determination from the IRS as to the exempt status of such trust. Entergy and EquaGen shall cooperate in causing the trustee of the trust holding such assets immediately before the Distribution Date to transfer such assets to such newly established trust and in causing the trustee of such newly established trust to accept such assets.

               (ii) Effective as of the Distribution Date, EquaGen shall, or shall have caused one of its Affiliates to, establish a defined contribution plan and trust for the benefit of EquaGen Participants (the “EquaGen Savings Plan”). EquaGen shall be responsible for taking all necessary, reasonable and appropriate action to establish, maintain and administer the EquaGen Savings Plan so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code, and as soon as reasonably practicable following the Distribution Date EquaGen shall take all steps reasonably necessary to obtain a favorable determination from the IRS as to such qualification. EquaGen shall be responsible for any and all Liabilities and other obligations with respect to the EquaGen Savings Plan.
          (b) Transfer of Entergy Savings Plan Assets. Not later than one hundred eighty (180) days following the Distribution Date (or such later time as mutually agreed by the Parties), Entergy shall cause the accounts (including any outstanding participant loan balances) in the Entergy Savings Plan attributable to EquaGen Participants as of the Distribution Date and all of the Assets in the Entergy Savings Plan related thereto to be transferred in-kind to the EquaGen Savings Plan, and EquaGen shall cause the EquaGen Savings Plan to accept such transfer of accounts and underlying Assets and, effective as of the date of such transfer, to assume and to fully perform, pay and discharge, all obligations of the Entergy Savings Plan relating to the accounts of EquaGen Participants (to the extent the Assets related to those accounts are actually transferred from the Entergy Savings Plan to the EquaGen Savings Plan). The transfer of Assets shall be conducted in accordance with Section 414(l) of the Code, Treasury Regulation Section 1.414(l)-1 and Section 208 of ERISA. During the period after the Distribution Date and before such transfer of Assets, with respect to any EquaGen Participant who has an outstanding participant loan balance under the Entergy Savings Plan, EquaGen shall provide that such amounts as are required to make payments on such loan in accordance with its terms are timely remitted as directed by the administrator of the Entergy Savings Plan for crediting under the Entergy Savings Plan in respect of such loan, and Entergy shall cause such administrator to apply such amounts in satisfaction of such loan.
          (c) Continuation of Elections. As of the Distribution Date, to the extent permitted by applicable Law, EquaGen shall cause the EquaGen Savings Plan to recognize and maintain all Entergy Savings Plan elections, including, but not limited to, deferral, after-tax contribution, investment, and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to EquaGen Participants, to the extent such election or designation is available under the EquaGen Savings Plan; provided, that, nothing in this Section 4.1(c) shall prohibit EquaGen from soliciting or causing the solicitation of new elections from EquaGen Participants to be effective under the EquaGen Savings Plan.
          (d) Certain Contributions. EquaGen shall be responsible for making under the EquaGen Savings Plan, in respect of the entirety of the calendar year in which the Distribution Date occurs (to the extent not yet made as of the Distribution Date), all non-matching nonelective employer contributions in respect of EquaGen Participants.
          (e) Form 5310-A. No later than thirty (30) days prior to the Distribution Date, Entergy and EquaGen shall, to the extent necessary, file IRS Form 5310-A regarding the transfer of Assets and Liabilities from the Entergy Savings Plan to the EquaGen Savings Plan as discussed in this ARTICLE IV.

          Section 4.2 Employer Securities. To the extent not already required by applicable Law, Entergy and EquaGen each presently intend to preserve the right of Entergy Participants and Enexus Participants (in the case of the Entergy Savings Plan) and EquaGen Participants (in the case of the EquaGen Savings Plan and the EquaGen Assumed Plans that hold Entergy Common Stock immediately before the Distribution Date) to receive distributions in kind from, respectively, the Entergy Savings Plan and the EquaGen Savings Plan and such EquaGen Assumed Plans, if, and to the extent, investments under such plans in investment funds are comprised of Entergy Common Stock or Enexus Common Stock, respectively; provided, that, Entergy shall cause the Entergy Savings Plan to provide that, no later than two (2) years following the Distribution Date, the Entergy Savings Plan shall hold no investment fund comprised of Enexus Common Stock and EquaGen shall cause the EquaGen Savings Plan and such EquaGen Assumed Plans to provide that, no later than two (2) years following the Distribution Date, neither the EquaGen Savings Plan nor such EquaGen Assumed Plans shall hold an investment fund comprised of either Entergy Common Stock or Enexus Common Stock. Each of Entergy and EquaGen shall retain an independent fiduciary to determine the extent to which and when Enexus Common Stock (in the case of the Entergy Savings Plan) and Entergy Common Stock and Enexus Common Stock (in the case of the EquaGen Savings Plan and such EquaGen Assumed Plans) shall cease to be available as an investment option thereunder regardless of the provision in the preceding sentence.
          Section 4.3 Transfer of EquaGen Assumed Plan Accounts. From and after the Distribution Date, Entergy Employees and Enexus Employees shall be treated as having incurred a separation from service under the EquaGen Assumed Plans that are defined contribution plans intended to qualify under Section 401(a) of the Code and (to the extent otherwise provided under such plans) as eligible for a distribution under such plans.
          Section 4.4 Enexus Savings Plan.
          (a) Establishment of the Enexus Savings Plan. Effective as of the Distribution Date, Enexus shall, or shall have caused one of its Affiliates to, establish a defined contribution plan and trust for the benefit of Enexus Participants (the “Enexus Savings Plan”). Enexus shall be responsible for taking all necessary, reasonable and appropriate action to establish, maintain and administer the Enexus Savings Plan so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code, and as soon as reasonably practicable following the Distribution Date Enexus shall take all steps reasonably necessary to obtain a favorable determination from the IRS as to such qualification. Enexus shall be responsible for any and all Liabilities and other obligations with respect to the Enexus Savings Plan.
          (b) Entergy Retention of Liability. Entergy shall retain, and neither Enexus nor EquaGen (nor any of their respective Affiliates) shall have any obligation whatsoever with regard to, all obligations and Liabilities under the Entergy Savings Plan in respect of all participants who are not EquaGen Participants. For purposes of clarification, the Liabilities retained by Entergy as provided in this Section 4.4(b) are intended to be Retained Business Liabilities.

          (c) Distributions to Enexus Participants. From and after the Distribution Date, Enexus Employees shall be treated as having incurred a separation from service under the Entergy Savings Plan and (to the extent otherwise provided under the Entergy Savings Plan) as eligible for a distribution under the Entergy Savings Plan, including in the case of a rollover contribution to the Enexus Savings Plan as contemplated by the following sentence, a distribution in kind of any participant loan balance that is not then in default in accordance with its terms. Enexus shall cause the Enexus Savings Plan to accept as a direct rollover (within the meaning of Section 401(a)(31) of the Code) any distribution from the Entergy Savings Plan to the extent acceptance of such rollover shall not cause the Enexus Savings Plan to fail to satisfy the requirements of Section 401(a) of the Code, including any rollover in kind of participant loan balances provided that such loan balances are not then in default in accordance with their terms; provided, that, Enexus need not accept any other type of distribution in kind. Except as provided in the preceding sentence, no Assets shall be transferred from the Entergy Savings Plan to any benefit plan maintained by Enexus.
ARTICLE V
HEALTH AND WELFARE PLANS
          Section 5.1 Health and Welfare Plans Maintained by Entergy Prior to the Distribution Date.
          (a) Establishment of Welfare Plans. Entergy or one or more of its Affiliates maintain health and welfare plans and plans intended to satisfy the requirements of Section 125 of the Code (the “Entergy Welfare Plans”) for the benefit of eligible Entergy Participants, Enexus Participants and EquaGen Participants. Effective as of the Distribution Date, Enexus shall, or shall cause an Enexus Affiliate to, adopt, for the benefit of eligible Enexus Participants, health and welfare plans, exclusive of OPEB Plans (such plans to be established by Enexus, collectively, the “Enexus Welfare Plans”). Effective as of the Distribution Date, EquaGen shall, or shall cause an EquaGen Affiliate to, adopt, for the benefit of eligible EquaGen Participants, health and welfare plans (collectively, the “EquaGen Welfare Plans”).
          (b) Terms of Participation in Enexus/EquaGen Welfare Plans. Subject to any requirements under an applicable collective bargaining agreement, Enexus and EquaGen shall use commercially reasonable efforts to cause all Enexus Welfare Plans and EquaGen Welfare Plans, respectively, to (i) to the extent not otherwise required by Law, waive all limitations as to preexisting conditions, exclusions, and service conditions with respect to participation and coverage requirements applicable to Enexus Participants and EquaGen Participants, respectively, other than limitations that were in effect with respect to Enexus Participants and EquaGen Participants as of the Distribution Date under the Entergy Welfare Plans, (ii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to an Enexus Participant or EquaGen Participant, respectively, following the Effective Time to the extent such Enexus Participant or EquaGen Participant had satisfied any similar limitation under the analogous Entergy Welfare Plan, (iii) to the extent such plans are administered in conjunction with the same third party administrators and coverage providers as under the corresponding Entergy Welfare Plan, recognize and give credit for (A) all amounts applied by Enexus Participants and EquaGen Participants under the Entergy Welfare Plans to deductibles, out-of-pocket maximums, and other applicable benefit coverage limits with respect to which such expenses have been incurred during the calendar year in which the Distribution Date occurs and (B) all benefits paid to, or received by, Enexus Participants and EquaGen Participants under the Entergy Welfare Plan, in either case, for purposes of determining when such persons have received the maximum benefits, including lifetime maximum benefits, provided under the Enexus Welfare Plans and EquaGen Welfare Plans, respectively, and (iv) honor in accordance with their terms any Qualified Medical Child Support Orders to the extent they were in effect under a corresponding Entergy Welfare Plan.
          (c) Reimbursement Account Plans.
               (i) Effective as of the Distribution Date Enexus shall have established a health and dependent care reimbursement account plan (the “Enexus Reimbursement Account Plan”) with features substantially similar to those contained in the Entergy Corporation Companies Benefits Plus Reimbursement Plan maintained by Entergy for the benefit of Enexus Participants immediately prior to the Distribution Date (the “Entergy Reimbursement Account Plan”). Entergy shall retain the responsibility for administering under the Entergy Reimbursement Account Plan all reimbursement claims of Entergy Participants with respect to calendar year 2008 arising before, on, or after the Distribution Date. With respect to Enexus Participants, Enexus shall assume responsibility for administering under the Enexus Reimbursement Account Plan all reimbursement claims of Enexus Participants with respect to calendar year 2008 not yet processed as of the Distribution Date, whether arising before, on, or after the Distribution Date. No more than forty-five (45) days following the Distribution Date (or such later time as mutually agreed by the Parties), (A) Entergy shall cause to be transferred to Enexus an amount in cash, cash-like securities or other cash equivalents equal to the excess, if any, of all contributions to the Entergy Reimbursement Account Plan made with respect to calendar year 2008 by or on behalf of any Enexus Participant prior to the Distribution Date over the amount previously distributed to the Enexus Participants for 2008 under the Entergy Reimbursement Account Plan, and (B) Enexus shall cause to be transferred to Entergy an amount in cash, cash-like securities or other cash equivalents equal to the excess, if any, of the amount previously distributed to the Enexus Participants for 2008 under the Entergy Reimbursement Account Plan over all contributions to the Entergy Reimbursement Account Plan made with respect to calendar year 2008 by or on behalf of any Enexus Participant prior to the Distribution Date.
               (ii) Effective as of the Distribution Date, and subject to applicable collective bargaining agreements and statutory bargaining obligations, EquaGen shall have established a health and dependent care reimbursement account plan (the “EquaGen Reimbursement Account Plan”) with features substantially similar to those contained in the Entergy Reimbursement Account Plan. With respect to EquaGen Participants, EquaGen shall assume responsibility for administering under the EquaGen Reimbursement Account Plan all reimbursement claims of EquaGen Participants with respect to calendar year 2008 not yet processed as of the Distribution Date, whether arising before, on, or after the Distribution Date. No more than forty-five (45) days following the Distribution Date (or such later time as mutually agreed by the Parties), (A) Entergy shall cause to be transferred to EquaGen an amount in cash, cash-like securities or other cash equivalents equal to the excess, if any, of all contributions to the Entergy Reimbursement Account Plan made with respect to calendar year 2008 by or on behalf of any EquaGen Participant prior to the Distribution Date over the amount previously distributed to the EquaGen Participants for 2008 under the Entergy Reimbursement Account Plan, and (B) EquaGen shall cause to be transferred to Entergy an amount in cash, cash-like securities or other cash equivalents equal to the excess, if any, of the amount previously distributed to the EquaGen Participants for 2008 under the Entergy Reimbursement Account Plan over all contributions to the Entergy Reimbursement Account Plan made with respect to calendar year 2008 by or on behalf of any EquaGen Participant prior to the Distribution Date.
          (d) Continuation of Elections. As of the Distribution Date, to the extent permitted by applicable Law, Enexus shall cause the Enexus Welfare Plans to recognize and maintain all elections and designations (including all coverage and contribution elections and beneficiary designations) made by Enexus Participants under, or with respect to, the Entergy Welfare Plans (including “open enrollment” elections for 2009) and apply such elections and designations under the corresponding Enexus Welfare Plans for the remainder of the period or periods for which such elections or designations are by their original terms applicable, to the extent such election or designation is available under the corresponding Enexus Welfare Plan. As of the Distribution Date, to the extent permitted by applicable Law, EquaGen shall cause the EquaGen Welfare Plans to recognize and maintain all elections and designations (including all coverage and contribution elections and beneficiary designations) made by EquaGen Participants under, or with respect to, the Entergy Welfare Plans (including “open enrollment” elections for 2009) and apply such elections and designations under the corresponding EquaGen Welfare Plans for the remainder of the period or periods for which such elections or designations are by their original terms applicable, to the extent such election or designation is available under the corresponding EquaGen Welfare Plan and permitted by applicable Law. Notwithstanding the foregoing provisions of this 5.1(e), nothing in this Section 5.1(e) shall prohibit Enexus or EquaGen from soliciting or causing the solicitation of new elections from Enexus Participants or EquaGen Participants, respectively, to be effective under the Enexus Welfare Plans and EquaGen Welfare Plans, respectively.
          (e) Employees on Leave. Notwithstanding any other provision of this Agreement to the contrary but except to the extent otherwise provided in Section 5.2, effective as of the Effective Time Enexus and EquaGen shall assume Liability with respect to Enexus Employees and Former Enexus Employees and EquaGen System Employees and Former EquaGen System Employees, respectively, who are as of the Effective Time on vacation or other approved leave of absence (including leave under the Family and Medical Leave Act or corresponding state law, salary continuation, short-term disability and other approved leaves, paid or unpaid, as well as any other leave protected by law, but in the case of EquaGen Employees only (and not in the case of Enexus Employees), qualified military leave and long-term disability coverage) including Liability for payment of any salary continuation, paid leave, and health and welfare coverage (and treating for this purpose as an Enexus Employee or EquaGen System Employee, respectively, any Entergy Employee who has accepted as of the Distribution Date an offer of employment with the Enexus Group or EquaGen Group, respectively, and likewise treating for this purpose as an Entergy Employee any EquaGen System Employee who has accepted as of the Distribution Date an offer of employment with the Entergy Group), and Entergy shall have no further responsibility for such employees after the Effective Time; provided, that, with respect to any individual who is on such an approved leave of absence from Entergy or a member of the Entergy Group as of the Distribution Date and who, upon return from such approved leave of absence, will be employed by Enexus or a member of the Enexus Group, Entergy shall retain any Liabilities in respect of such individual unless and until the individual returns from such approved leave of absence and commences employment with Enexus or a member of the Enexus Group during the period in which return rights are protected by applicable Law, at which time Entergy shall have no further responsibility for such individual.
          (f) COBRA and HIPAA. Entergy shall retain or assume responsibility for providing any notices required under COBRA to Entergy Participants (exclusive of any Entergy Employee who, immediately before he or she commenced employment with a member of the Entergy Group, was employed by a member of the EquaGen Group), Enexus Participants (exclusive of Enexus Transferred Employees) and EquaGen Participants. Entergy shall otherwise retain or assume responsibility for compliance with the health care continuation coverage requirements of COBRA with respect to Entergy Participants and Enexus Participants (exclusive of Enexus Transferred Employees) who experience a qualifying event under COBRA on or before the Distribution Date, and EquaGen shall otherwise retain or assume responsibility, in respect of qualifying events under COBRA occurring on or before the Distribution Date, for compliance with the health care continuation coverage requirements of COBRA with respect to EquaGen Participants, Enexus Transferred Employees, and any Entergy Employee who, immediately before he or she commenced employment with a member of the Entergy Group, was employed by a member of the EquaGen Group. Entergy, Enexus and EquaGen shall retain or assume responsibility for compliance with the health care continuation coverage requirements of COBRA with respect to, respectively, Entergy Employees, Enexus Employees and EquaGen System Employees who experience a qualifying event under COBRA after the Distribution Date. Entergy shall be responsible for administering compliance with any certificate of creditable coverage requirements of HIPAA or Medicare applicable to the Entergy Welfare Plans with respect to Enexus Participants and EquaGen Participants.
          (g) Liabilities.
               (i) Insured Benefits. With respect to employee welfare and fringe benefits that are provided through the purchase of insurance, Entergy shall timely pay all premiums in respect of coverage of Enexus Participants and EquaGen Participants in respect of the period before the Distribution Date, and Enexus and EquaGen, respectively, shall cause Entergy not to have any liability in respect of any and all claims of Enexus Participants and EquaGen Participants that are incurred under the Enexus Welfare Plans and EquaGen Welfare Plans on or after the Distribution Date.
               (ii) Self-Insured Benefits. Except to the extent otherwise provided in Section 5.1(g)(vi), with respect to employee welfare and fringe benefits that are provided on a self-insured basis, (A) Entergy shall fully perform, pay and discharge, under the Entergy Welfare Plans, all claims of Enexus Participants and EquaGen Participants that are incurred but not paid prior to the Distribution Date (and Entergy shall retain any reserve in respect of such claims that may exist as of the Distribution Date), (B) Enexus shall fully perform, pay and discharge, under the Enexus Welfare Plans, from and after the Distribution Date, all claims of Enexus Participants that are incurred on or after the Distribution Date, and (C) EquaGen shall fully perform, pay and discharge, under the EquaGen Welfare Plans, from and after the Distribution Date, all claims of EquaGen Participants that are incurred on or after the Distribution Date.
          (iii) Incurred Claim Definition. For purposes of this Section 5.1(g), a claim or Liability is deemed to be incurred (A) with respect to medical, dental, vision and/or prescription drug benefits, upon the rendering of health services giving rise to such claim or Liability; (B) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim or Liability; and (C) with respect to disability benefits, upon the date of an individual’s disability, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim or Liability.
          (iv) Treatment of Other Liabilities, Recoveries and Adjustments. For purposes of applying the claim Liability provisions of clause (iii) above as it relates to retiree medical and dental claims: (A) recoveries made by the Entergy Welfare Plans or Entergy with respect to claims incurred prior to the Distribution Date, including subrogation/reimbursement recoveries, claim adjustment recoveries and demutualization proceeds, shall be taken into account as positive claim adjustments; and (B) other non-routine claim Liabilities paid by the Entergy Welfare Plans or Entergy with respect to claims incurred prior to the Distribution Date, including Medicare Secondary Payer Liability, shall be taken into account as claim Liabilities.
          (v) Claim Experience. Notwithstanding the foregoing, the Parties shall take any action necessary to ensure that any claims experience under the Entergy Welfare Plans attributable to Enexus Participants and EquaGen Participants shall be available to the Enexus Welfare Plans and EquaGen Welfare Plans, respectively, in respect of a period not exceeding twenty-four (24) months before the Distribution Date.
          (vi) Special Prescription Drug Rules. With respect to Entergy’s prescription drug program, (A) Entergy shall retain any prescription drug rebate from any medical claim administrator or insurer regardless of the date of payment to the extent they are associated with claims that are incurred prior to the Distribution Date, and (B) Entergy shall retain any Medicare Part D subsidy by the federal government regardless of the date of payment to the extent they are associated with claims that are incurred prior to the Distribution Date. Entergy shall reimburse EquaGen for any Medicare Part D subsidy for claims incurred on or after the Distribution Date attributable to EquaGen Participants included on the Entergy Medicare Part D application and associated with claims that are incurred on or after the Distribution Date.
          (vii) Special EquaGen Payments. To the extent that Entergy is responsible for and pays any Liability under this Section 5.1(g) that arises before the Distribution Date, or to the extent a Liability was paid before the Distribution Date, and in any event such Liability is one in respect of which payment could have been satisfied but was not satisfied out of the Entergy VEBA or an account maintained under the Entergy Retirement Plan, the Entergy Corporation Retirement Plan for Bargaining Employees or the EquaGen Assumed Retirement Plan pursuant to Section 401(h) of the Code, EquaGen shall pay (or cause the EquaGen VEBA to pay) to Entergy promptly upon request therefor such amount paid by Entergy.

          (h) Employee Rewards and Recognition Program. Effective as of the Distribution Date, EquaGen shall assume all Liabilities under Entergy’s Employee Rewards and Recognition Program in respect of EquaGen Participants and Entergy shall retain none of such Liability. Entergy shall assume all Liabilities under Entergy’s Employee Rewards and Recognition Program in respect of Entergy Participants. In accordance with the terms of Entergy’s Employee Rewards and Recognition Program, Enexus Participants shall cease to be entitled to benefits under such program upon consummation of the Distribution.
          Section 5.2 Time-Off Benefits. In the case of any Entergy Employee, Enexus Employee who is an employee of Entergy Nuclear Nebraska, LLC as of the Effective Time, or EquaGen System Employee, Entergy, Enexus or EquaGen (as the case may be) shall credit (or continue to credit) as of the Effective Time each Entergy Employee, such Enexus Employee or EquaGen System Employee, respectively, with the amount of accrued but unused vacation time, paid time off and other time-off benefits as such Entergy Employee, Enexus Employee or EquaGen System Employee had with the Entergy Group, Enexus Group or EquaGen Group as of immediately before the Effective Time. In the case of any Enexus Employee who is not an employee of Entergy Nuclear Nebraska, LLC as of the Effective Time, Entergy shall make to such employee payment in respect of any accrued but unused vacation time, paid time off and other time-off benefits (but exclusive of floating holiday time or sick leave time that is not banked) as of the Effective Time in full satisfaction of the such then existing entitlement of such employee.
          Section 5.3 Post-Retirement Benefits for Enexus Participants.
          (a) Retention of Liability. Entergy shall retain and neither Enexus nor EquaGen (nor any of their respective Affiliates) shall have any obligation whatsoever with regard to, all obligations and Liabilities under any Entergy OPEB Plans in respect of all participants who are Entergy Participants or Enexus Participants. From and after the Distribution Date, Enexus Employees shall be treated as having incurred a separation from service under the Entergy OPEB Plans and (to the extent otherwise provided under the Entergy OPEB Plans) as eligible for benefits under the Entergy OPEB Plans. No Assets shall be transferred to Enexus or any Benefit Arrangement of Enexus in respect of any Entergy OPEB Plan. For purposes of clarification, the Liabilities retained by Entergy as provided in this subsection (a) are intended to be Retained Business Liabilities.
          (b) Special Enexus Employee Service Crediting.
               (i) Without limiting Section 2.3 of this Agreement and subject to subsection (b)(ii) below, Entergy shall cause each Entergy OPEB Plan to treat (x) any Entergy Employee who transfers employment directly to the Enexus Group prior to the Service Crediting Date, (y) any Entergy Employee who does not become an Enexus Employee as of the Distribution Date but who becomes an Enexus Employee upon return from a leave of absence, which commenced while the individual was an Entergy Employee, during the period in which return rights are protected by applicable Law, and (z) any Enexus Employee (in each case exclusive of any individual who was not actively employed on May 31, 2008, by, and continuously employed since then by, a member of the Entergy Group or EquaGen Group) as eligible for benefits under the Entergy OPEB Plan (A) if as of the Distribution Date, the person would have qualified for such benefits had the person’s employment with the Entergy Group continued for at least five (5) more years or the sum of the person’s age and years of service credited under the Entergy OPEB Plan totaled at least sixty-five (65), and (B) if (but only if and when) the person otherwise would have been eligible for benefits under the Entergy OPEB Plan (but not before attainment of the earlier of at least age 55 with 10 years of service or age 65) if such person’s service with Enexus after the Distribution Date were treated as service with Entergy (regardless whether the individual’s employment with Enexus has terminated). For purposes of determining the retiree life insurance benefit under this Section 5.3(b) for any individual, Entergy shall cause the Entergy OPEB Plan to recognize compensation based upon such individual’s base pay as in effect immediately before the first date of his or her employment with Enexus (or, in the case of an individual described in clause (y) above who is on USERRA Leave, as in effect immediately before the USERRA Leave commenced), increased by four percent (4%) on a compound basis each year.
               (ii) Although it is presently the intent of Entergy to credit service and compensation as provided in the foregoing provision of this Section 5.3(b) (subject to the provisions of Section 11.16 hereof), nothing in this Section 5.3(b) is intended to or shall be construed to prohibit Entergy from terminating the Entergy OPEB Plan or from amending the Entergy OPEB Plan to disregard such service and imputed compensation at any time for any reason.
          Section 5.4 EquaGen OPEB Benefits. Effective as of the Distribution Date, and subject to applicable collective bargaining agreements and statutory bargaining obligations, EquaGen shall establish an OPEB Plan with terms substantially similar to the terms of any Entergy OPEB Plan as of the Distribution Date to the extent applicable to EquaGen Participants, and EquaGen shall assume, and neither Entergy nor Enexus shall have any obligation whatsoever with regard to, all obligations and Liabilities under any Entergy OPEB Plans in respect of all participants who are EquaGen Participants.
          Section 5.5 Special Service Crediting Rule.
          (a) In General. Without limiting Section 2.3 of this Agreement and subject to subsection (b) below, Entergy shall cause each Entergy OPEB Plan to treat any EquaGen System Employee who participates in an EquaGen OPEB Plan and who transfers employment directly to the Enexus Group prior to the Service Crediting Date as eligible for benefits under the Entergy OPEB Plan (i) if as of the Distribution Date, the person would have qualified for such benefits had the person’s employment with Entergy continued for at least five (5) more years or the sum of the person’s age and years of credited service under the Entergy OPEB Plan totaled at least sixty-five (65), and (ii) if (but only if and when) the person otherwise would have been eligible for benefits under the Entergy OPEB Plan (but not before attainment of the earlier of at least age 55 with 10 years of service or age 65) if such person’s service with EquaGen and Enexus after the Distribution Date were treated as service with Entergy (regardless whether the individual’s employment with Enexus has terminated). For purposes of determining the retiree life insurance benefit under this Section 5.4(b) for any individual, Entergy shall cause the Entergy OPEB Plan to recognize compensation based upon such individual’s base pay as in effect immediately before the first date of his or her employment with Enexus, increased by four percent (4%) on a compound basis each year.

          (b) No Limit on Changes. Although it is presently the intent of Entergy to credit service and compensation as provided in the foregoing provision of this Section 5.5 (subject to the provisions of Section 11.16 hereof), nothing in this Section 5.5 is intended to or shall be construed to prohibit Entergy from terminating the Entergy OPEB Plan or from amending the Entergy OPEB Plan to disregard such service and imputed compensation at any time for any reason.
          Section 5.6 Disposition of VEBA Assets.
          (a) Establishment of EquaGen VEBA. Effective not later than the Distribution Date (or such later time as mutually agreed by the Parties), EquaGen shall adopt the EquaGen VEBA in a form that is substantially comparable to the Entergy VEBA as in effect immediately before the Distribution Date and shall cause the EquaGen VEBA to qualify under Section 501(c)(9) of the Code.
          (b) VEBA Asset Allocations and Transfers. Within 180 days following the Distribution Date, Entergy shall cause the Entergy VEBA to transfer to the EquaGen VEBA the amounts in the Entergy VEBA attributable to the Pilgrim Nuclear Station in Plymouth, Massachusetts, the Vermont Yankee nuclear power plant in Vernon, Vermont, and the Palisades Nuclear Energy Plant in South Haven, Michigan, as determined in accordance with the following provisions of this Section 5.6.
               (i) Initial Transfer. Not later than ten (10) Business Days following the Distribution Date (or such later time as mutually agreed by the Parties but in any event following the Distribution Date), Entergy and EquaGen shall cooperate in good faith to cause an initial transfer of Assets (as determined by Entergy in its discretion, in kind, in cash, cash-like securities or other cash equivalents) from the Entergy VEBA to the EquaGen VEBA in an amount equal (as determined in the discretion of Entergy) to not less than eighty-five percent (85%) and not more than ninety-five percent (95%) of the Assets credited under the Entergy VEBA to the Pilgrim Nuclear Station in Plymouth, Massachusetts, the Vermont Yankee nuclear power plant in Vernon, Vermont, and the Palisades Nuclear Energy Plant in South Haven, Michigan, determined as of the last day of the calendar month ending at least fifteen (15) days prior to the Distribution (such amount, the “Initial EquaGen VEBA Transfer Amount”).
               (ii) True-Up Transfer. Within forty-five (45) days (or such later time as mutually agreed by the Parties) following the Distribution Date (and in any event following the transfer described in subsection (b)(i) above), Entergy shall cause the Entergy VEBA to transfer to the EquaGen VEBA an amount (as determined by Entergy in its discretion, in kind, in cash, cash-like securities or other cash equivalents), equal to (A) the value of the Assets credited under the Entergy VEBA as of the Distribution Date to the Pilgrim Nuclear Station in Plymouth, Massachusetts, the Vermont Yankee nuclear power plant in Vernon, Vermont, and the Palisades Nuclear Energy Plant in South Haven, Michigan minus (B) the Initial EquaGen VEBA Transfer Amount (such difference, as adjusted to reflect earnings or losses as described below, the “VEBA True-Up Amount”); provided, that, in the event the VEBA Trust True-Up Amount is negative, Entergy shall not be required to cause any such additional transfer and instead EquaGen shall be required to cause a transfer of cash, cash-like securities or other cash equivalents (or, if determined by EquaGen in its discretion, assets in kind) from the EquaGen VEBA to the Entergy VEBA in amount equal to the VEBA True-Up Amount. The Parties acknowledge that the Entergy VEBA’s transfer of the VEBA True-Up Amount to the EquaGen VEBA shall be in full settlement and satisfaction of the obligations of Entergy to cause the transfer of, and the Entergy VEBA to transfer, Assets to the EquaGen VEBA pursuant to this Section 5.6(b)(ii).
     The VEBA True-Up Amount shall be paid from the Entergy VEBA to the EquaGen VEBA, as determined by Entergy in its discretion in kind, in cash, cash-like securities or other cash equivalents, and shall be adjusted to reflect earnings or losses during the period from the Distribution Date to the date of transfer of the VEBA True-Up Amount. Such earnings or losses shall be determined based on the methodology set forth in Exhibit 5.6(b)(ii). In the event that EquaGen is obligated to cause the EquaGen VEBA to reimburse the Entergy VEBA pursuant to this Section 5.6(b)(ii), such reimbursement shall be performed in accordance with the same principles set forth herein with respect to the payment of the VEBA True-Up Amount. The Parties acknowledge that the EquaGen VEBA’s transfer of such reimbursement amount to the Entergy VEBA shall be in full settlement and satisfaction of the obligations of EquaGen to cause the transfer of, and the EquaGen VEBA to transfer, Assets to the Entergy VEBA pursuant to this Section 5.6(b)(ii).
ARTICLE VI
EXECUTIVE BENEFIT PLANS
          Section 6.1 Supplemental Retirement Plans.
          (a) Establishment of EquaGen Nonqualified Plan. Effective as of the Distribution Date, EquaGen shall, or shall cause one of its Affiliates to, establish a non-qualified deferred compensation plan or plans to benefit EquaGen Participants and Enexus Transferred Employees who were participants in, or were eligible to accrue, benefits under the Entergy SRP immediately prior to the Distribution Date, the terms of which are substantially comparable, in the aggregate, to the terms of the Entergy SRP arrangements identified on Schedule D as in effect immediately prior to the Distribution Date (the “EquaGen Nonqualified Plans”). Effective as of the Distribution Date, EquaGen hereby agrees to cause the EquaGen Nonqualified Plans to assume responsibility for all Liabilities and fully perform, pay and discharge all obligations, when such obligations become due, of the Entergy SRP arrangements identified on Schedule D with respect to all EquaGen Participants and Enexus Transferred Employees who participate therein (other than to the extent the EquaGen Participant or Enexus Transferred Employee, as of the Distribution Date, has elected a distribution payable during 2009 under an Entergy SRP that is a defined contribution plan). EquaGen shall be responsible for any and all Liabilities (including Liability for funding) and other obligations with respect to the EquaGen Nonqualified Plans.
          (b) Continuation of Elections. As of the Distribution Date, to the extent permitted by applicable Law, EquaGen shall cause the EquaGen Nonqualified Plans to recognize and maintain all elections (including deferral, distribution and investment elections) and beneficiary designations with respect to EquaGen Participants under the Entergy SRP to the extent such elections or designations are available under the EquaGen Nonqualified Plans until a new election that by its terms supersedes such original election is made by the EquaGen Participant in accordance with applicable Law and the terms and conditions of the EquaGen Nonqualified Plans; provided, that, nothing in this Section 6.1(b) shall prohibit EquaGen from soliciting or causing the solicitation of new elections from EquaGen Participants to be effective under the EquaGen Nonqualified Plans.
          (c) Special Enexus Service Crediting Rules.
               (i) Without limiting Section 2.3 of this Agreement and subject to the provisions of clause (ii) below:
                    (A) for purposes of determining the extent to which (x) any Entergy Employee who transfers employment directly to the Enexus Group after the Distribution Date but prior to the Service Crediting Date, (y) any Entergy Employee who does not become an Enexus Employee as of the Distribution Date but who becomes an Enexus Employee upon return from a leave of absence, which commenced while the individual was an Entergy Employee, during the period in which return rights are protected by applicable Law, and (z) any Enexus Employee (in each case exclusive of any individuals who was not actively employed on May 31, 2008, by, and continuously employed since then by, a member of the Entergy Group or EquaGen Group) is vested in his or her benefit under the Entergy SRP, and the extent to which such a person is eligible for early retirement or other subsidized benefits under the Entergy SRP, Entergy shall cause the Entergy SRP to credit such person’s service with Enexus after the Distribution Date to the same extent had such service been with and compensation earned from Entergy;
                    (B) for purposes of determining the extent to which any EquaGen System Employee who participates in an EquaGen Nonqualified Plan and who transfers employment directly to the Enexus Group prior to the Service Crediting Date (exclusive of any individual who was not actively employed on May 31, 2008, by, and continuously employed since then by, a member of the Entergy Group or EquaGen Group) is vested in his or her benefit under the EquaGen Nonqualified Plan and the extent to which such a person is eligible for early retirement or other subsidized benefits under the EquaGen Nonqualified Plan, EquaGen shall cause the EquaGen Nonqualified Plan to credit such person’s service with Enexus after the Distribution Date to the same extent had such service been with EquaGen; and
                    (C) in no event shall any person who is credited with service pursuant to the foregoing provisions of this subsection (c)(i) be credited in respect of service at Enexus for benefit accrual purposes or for purposes of determining earnings levels; provided, that, in determining the benefit available under the Entergy SRP (in the case of subsection (c)(i)(A)) or the EquaGen Nonqualified Plan (in case of subsection (c)( i)(B)), the benefit shall be determined taking into account compensation in respect of the period of service with Enexus after the Distribution Date based upon such individual’s base pay and annual target incentive as in effect immediately before the first date of his or her employment with Enexus (subject in the case of the annual target incentive to any otherwise applicable plan limits on the amount of incentive that may be taken into account), in each case increased by four percent (4%) on a compound basis each year).

               (ii) Although it is presently the intent of Entergy and EquaGen to credit service and compensation as provided in the foregoing provision of this Section 6.1(c) (subject to the provisions of Section 11.16 hereof), nothing in this Section 6.1(c) is intended to or shall be construed to prohibit Entergy or EquaGen from terminating the Entergy SRP or the EquaGen Nonqualified Plan or from amending such plans to disregard such service and imputed compensation at any time for any reason.
          Section 6.2 Separation is Not Distributable Event. The Parties acknowledge that, for purposes of the Entergy SRP, the Separation and any transfers of employment incident to the Separation shall result in a distributable event under the Entergy SRP only to the extent so provided under the terms of the Entergy SRP as in effect on the Distribution Date.
          Section 6.3 Establishment of Certain Plans. Effective as of the Distribution Date, Enexus shall establish plans the terms of which are substantially comparable (including with respect to the right to amend or terminate such plans) to the Entergy plans set forth on E-1 for the benefit of eligible Enexus Participants, and EquaGen shall establish plans the terms of which are substantially comparable (including with respect to the right to amend or terminate such plans) to the Entergy plans set forth on Schedule E-2 for the benefit of eligible EquaGen Participants.
          Section 6.4 No Transfer of Assets Attributable to Entergy Nonqualified Plans. There shall be no transfer of Assets to EquaGen or Enexus or any of their Affiliates (or to any trust maintained by any of them or to or in respect of the EquaGen Nonqualified Plans) in respect of Liabilities under the Entergy Nonqualified Plans.
ARTICLE VII
LONG-TERM INCENTIVE AWARDS
          Section 7.1 Treatment of Outstanding Entergy Options.
          (a) Each Entergy Option that is outstanding immediately prior to the Distribution Date shall, as of the Distribution Date, be converted into an Enexus Option and an adjusted Entergy Option (each a “Post-Distribution Entergy Option”) in accordance with the succeeding paragraphs of this Section 7.1.
          (b) The number of shares subject to the Enexus Option shall be equal to the number of shares of Enexus Common Stock to which the option holder would be entitled in the Distribution had the shares subject to the Entergy Option represented outstanding shares of Entergy Common Stock as of the Record Date, the resulting number of shares subject to the Enexus Option being rounded down to the nearest whole share. The per share exercise price of the Enexus Option shall be equal to the product of (1) the per share exercise price of the Entergy Option immediately prior to the Distribution Date (the “Pre-Distribution Entergy Option Price”) multiplied by (2) a fraction, the numerator of which shall be the Post-Distribution Enexus Stock Price and the denominator of which shall be the sum of (i) the Post-Distribution Entergy Stock Price and (ii) the quotient determined by dividing the Post-Distribution Enexus Stock Price by the Enexus Ratio, which product shall be rounded up to the nearest whole cent. For purposes of this paragraph (b), “Enexus Ratio” shall mean the amount determined by dividing (x) the number one (1) by (y) the number of shares of Enexus Common Stock distributed in respect of each share of Entergy Common Stock in the Distribution. The per share exercise price of the Post-Distribution Entergy Option shall be equal to the product of (1) the Pre-Distribution Entergy Option Price multiplied by (2) a fraction, the numerator of which shall be the Post-Distribution Entergy Stock Price and the denominator of which shall be the sum of (i) the Post-Distribution Entergy Stock Price and (ii) the quotient determined by dividing the Post-Distribution Enexus Stock Price by the Enexus Ratio (as defined above), which product shall be rounded up to the nearest whole cent. For the avoidance of doubt, the methodology described in the preceding provisions of this subsection (b) for determining the exercise price under the Post-Distribution Entergy Option and Enexus Option shall likewise apply in determining the base price of any stock appreciation right issued in tandem with an Entergy Option that is outstanding immediately prior to the Distribution Date.
          (c) Prior to the Distribution Date, Entergy shall amend the applicable Entergy Stock Plans as necessary, effective as of the Distribution Date, to provide that for purposes of the Post-Distribution Entergy Options (including in determining exercisability and the post-termination exercise period), an Enexus Employee’s continued service with the Enexus Group following the Distribution Date and the continued service with the Enexus Group of an Entergy Employee or an EquaGen System Employee who directly transfers employment from the Entergy Group or the EquaGen Group, respectively, to the Enexus Group prior to the Service Crediting Date shall be deemed continued service with Entergy, and an EquaGen System Employee’s continued service with the EquaGen Group following the Distribution Date shall be deemed continued service with Entergy. Enexus shall issue each Enexus Option under the Enexus Stock Plan, which shall provide that, except as otherwise provided herein, the terms and conditions applicable to the Enexus Options shall be substantially similar to the terms and conditions applicable to the corresponding Entergy Option, including the terms and conditions relating to vesting and the post-termination exercise period (as set forth in the applicable plan, award agreement or in the option holder’s then applicable employment agreement with Entergy or its Affiliates, which terms shall remain in effect even after the expiration or termination of such employment agreement) and including a provision to the effect that, for purposes of the Enexus Options, continued service with the Entergy Group or EquaGen Group from and after the Distribution Date shall be deemed to constitute service with Enexus.
          (d) The Enexus Options and the Post-Distribution Entergy Options shall remain subject to the terms and conditions of the underlying Entergy Option as in effect immediately prior to the Distribution Date, including any terms relating to post-termination exercise periods provided for in any option holder’s employment agreement.
          (e) Upon the exercise of an Enexus Option, regardless of the holder thereof, the exercise price shall be paid to (or otherwise satisfied to the satisfaction of) Enexus in accordance with the terms of the Enexus Option, and Enexus shall be solely responsible for the issuance of Enexus Common Stock, for ensuring the withholding of all applicable Tax on behalf of the employing entity of such holder, and for ensuring the remittance of such withholding Taxes to the employing entity of such holder. Upon the exercise of an Entergy Option, regardless of the holder thereof, the exercise price shall be paid to (or otherwise satisfied to the satisfaction of Entergy) in accordance with the terms of the Entergy Option, and Entergy shall be solely responsible for the issuance of Entergy Common Stock, for ensuring the withholding of all applicable Tax on behalf of the employing entity of such holder and for ensuring the remittance of such withholding Taxes to the employing entity of such holder.
          Section 7.2 Treatment of Outstanding Entergy Restricted Stock. Each holder as of the Record Date of Entergy Restricted Shares that remain outstanding immediately prior to the Distribution Date shall receive in respect of such Entergy Restricted Shares, upon the Distribution being made, such number of additional Entergy Restricted Shares with a value (based on the Post-Distribution Entergy Stock Price and determined without regard to any restrictions imposed on such Entergy Restricted Shares in accordance with the succeeding provisions of this Section 7.2) equal to the value (based on the Post-Distribution Enexus Stock Price) of the number of shares of Enexus Common Stock to which all other holders of shares of Entergy Common Stock would be entitled to receive upon the Distribution being made, the resulting number of additional Entergy Restricted Shares being rounded down to the nearest whole unit. The Entergy Restricted Shares outstanding following the Distribution in accordance with the preceding sentence are hereinafter referred to as “adjusted Entergy Restricted Shares.” All adjusted Entergy Restricted Shares shall become vested upon the date the Entergy Restricted Shares would have otherwise vested in accordance with the existing vesting schedule. Upon the vesting of the adjusted Entergy Restricted Shares, Entergy shall be solely responsible for the settlement of all Entergy Restricted Shares, regardless of the holder thereof, and for ensuring the satisfaction of all applicable Tax withholding requirements on behalf of the employing entity of such holder and for ensuring the remittance of such withholding Taxes to the employing entity of such holder.
          Section 7.3 Treatment of Outstanding Entergy Restricted Stock Units.
          (a) Each Entergy Restricted Stock Unit that is outstanding immediately prior to the Distribution Date shall be converted, as of the Distribution Date, into an Enexus Restricted Stock Unit and an adjusted Entergy Restricted Stock Unit (including a ratable portion of any accumulated dividend equivalents) in accordance with the succeeding paragraphs of this Section 7.3.
          (b) The number of Enexus Restricted Stock Units shall be equal to the number of shares of Enexus Common Stock to which the holder of Entergy Restricted Stock Units would be entitled in the Distribution had the Entergy Restricted Stock Units represented actual shares of Entergy Common Stock as of the Record Date, the resulting number of Enexus Restricted Stock Units being rounded down to the nearest whole unit. All Enexus Restricted Stock Units and adjusted Entergy Restricted Stock Units shall become vested upon the date the Entergy Restricted Stock Units would have otherwise vested in accordance with the existing vesting schedule.
          (c) Prior to the Distribution Date, Entergy shall amend the applicable Entergy Stock Plans as necessary, effective as of the Distribution Date, to provide that for purposes of continued vesting of the adjusted Entergy Restricted Stock Units, an Enexus Employee’s continued service with the Enexus Group following the Distribution Date and the continued service with the Enexus Group of an Entergy Employee or an EquaGen System Employee who directly transfers employment from the Entergy Group or the EquaGen Group, respectively, to the Enexus Group prior to the Service Crediting Date shall be deemed continued service with Entergy, and an

EquaGen System Employee’s continued service with the EquaGen Group following the Distribution Date shall be deemed continued service with Entergy. Enexus shall issue each Enexus Restricted Stock Unit under the Enexus Stock Plan, which shall provide that, except as otherwise provided herein, the terms and conditions applicable to the Enexus Restricted Stock Units shall be substantially similar to the terms and conditions applicable to the corresponding Entergy Restricted Stock Unit (as set forth in the applicable plan, award agreement or in the holder’s then applicable employment agreement with Entergy or its Affiliates, which terms shall remain in effect even after the expiration or termination of such employment agreement), including a provision to the effect that, for purposes of the Enexus Restricted Stock Units, continued service with the Entergy Group or EquaGen Group from and after the Distribution Date shall be deemed to constitute service with Enexus.
          (d) Upon the vesting of Enexus Restricted Stock Units that are settled in shares of Enexus Common Stock, Enexus shall be solely responsible for the settlement of the Enexus Restricted Stock Units (including any attributable dividend equivalents), regardless of the holder thereof, and for ensuring the satisfaction of all applicable Tax withholding requirements on behalf of the employing entity of such holder and for ensuring the remittance of such withholding Taxes to the employing entity of such holder. Upon the vesting of the Entergy Restricted Stock Units that are settled in shares of Entergy Common Stock, Entergy shall be solely responsible for the settlement of the Entergy Restricted Stock Units (including any attributable dividend equivalents), regardless of the holder thereof, and for ensuring the satisfaction of all applicable Tax withholding requirements on behalf of the employing entity of such holder and for ensuring the remittance of such withholding Taxes to the employing entity of such holder. Upon the vesting of Entergy Restricted Stock Units or Enexus Restricted Stock Units that are settled in cash, the employing entity of the holder (or, in the case of a director, the entity for whom the holder serves as director) shall be solely responsible for the settlement of such stock units (including any attributable dividend equivalents) and, in the case of an employee, for ensuring the satisfaction of all applicable Tax withholding requirements and for ensuring the remittance of such withholding Taxes. Notwithstanding the foregoing provisions of this subsection (d), to the extent an Entergy Restricted Stock Unit or Enexus Restricted Stock Unit is deferred under a deferral plan (including the Entergy SRP), payment in respect of such Entergy Restricted Stock Unit or Enexus Restricted Stock Unit shall be made pursuant to the terms of such deferral plan; provided, that, Entergy shall retain all Liability for settling any such deferrals to the extent the participant, as of the Distribution Date, has elected a distribution payable during 2009.
          Section 7.4 Treatment of Outstanding Entergy Performance Units.
          (a) Each Entergy Performance Unit that is outstanding immediately prior to the Distribution Date shall be converted, as of the Distribution Date, into an Enexus Performance Unit and an adjusted Entergy Performance Unit (including a ratable portion of any accumulated dividend equivalents) in accordance with the succeeding paragraphs of this Section 7.4.
          (b) The number of Enexus Performance Units shall be equal to the number of shares of Enexus Common Stock to which the holder of Entergy Performance Units would be entitled in the Distribution had the Entergy Performance Units represented actual shares of Entergy Common Stock as of the Record Date, the resulting number of Enexus Performance Units being rounded down to the nearest whole unit. For purposes of determining the extent to which Enexus Performance Units and adjusted Entergy Performance Units shall become vested, to the extent necessary Entergy shall recommend such actions to be taken such that, for any portion of the applicable performance period that occurs after the Distribution Date, measurement of applicable performance shall be based upon two components, consisting respectively of performance in respect of Entergy and performance in respect of Enexus, weighted equally.
          (c) Prior to the Distribution Date, Entergy shall amend the applicable Entergy Stock Plans as necessary, effective as of the Distribution Date, to provide that for purposes of continued vesting of the adjusted Entergy Performance Units, an Enexus Employee’s continued service with the Enexus Group following the Distribution Date and the continued service with the Enexus Group of an Entergy Employee or an EquaGen System Employee who directly transfers employment from the Entergy Group or the EquaGen Group, respectively, to the Enexus Group prior to the Service Crediting Date shall be deemed continued service with Entergy, and an EquaGen System Employee’s continued service with the EquaGen Group following the Distribution Date shall be deemed continued service with Entergy. Enexus shall issue each Enexus Performance Unit under the Enexus Stock Plan, which shall provide that, except as otherwise provided herein, the terms and conditions applicable to the Enexus Performance Units shall be substantially similar to the terms and conditions applicable to the corresponding Entergy Performance Unit (as set forth in the applicable plan, award agreement or in the holder’s then applicable employment agreement with Entergy or its Affiliates, which terms shall remain in effect even after the expiration or termination of such employment agreement), including a provision to the effect that, for purposes of the Enexus Performance Units, continued service with the Entergy Group or EquaGen Group from and after the Distribution Date shall be deemed to constitute service with Enexus.
          (d) Upon the vesting of Entergy Performance Units or Enexus Performance Units, the employing entity of the holder shall be solely responsible for the settlement of such performance shares (including any attributable dividend equivalents) and for ensuring the satisfaction of all applicable Tax withholding requirements and for ensuring the remittance of such withholding Taxes. Notwithstanding the foregoing provisions of this subsection (d), to the extent an Entergy Performance Unit or Enexus Performance Unit is deferred under a deferral plan (including the Entergy SRP), payment in respect of such Entergy Performance Unit or Enexus Performance Unit shall be made pursuant to the terms of such deferral plan; provided, that, Entergy shall retain all Liability for settling any such deferrals to the extent the participant, as of the Distribution Date, has elected a distribution payable in 2009.
          Section 7.5 Cooperation. Each of the Parties shall establish an appropriate administration system in order to handle in an orderly manner exercises of the Entergy Options and the Enexus Options and the settlement of the Entergy Restricted Shares, the Entergy Restricted Stock Units, the Entergy Performance Units, the Enexus Restricted Stock Units and the Enexus Performance Units. Each of the Parties shall work together to unify and consolidate all indicative data and payroll and employment information on regular timetables and make certain that each applicable entity’s data and records in respect of such awards are correct and updated on a timely basis. The foregoing shall include employment status and information required for Tax withholding/remittance, compliance with trading windows and compliance with the requirements of the Exchange Act and other applicable Laws.
          Section 7.6 SEC Registration. Entergy and Enexus agree to use commercially reasonable efforts to maintain effective registration statements with the Securities and Exchange Commission (“SEC”) with respect to the long-term incentive awards described in this ARTICLE VII, to the extent any such registration statement is required by applicable Law, and EquaGen agrees to use commercially reasonable efforts to facilitate the filing and maintenance of any such registration statements.
          Section 7.7 Savings Clause. The Parties hereby acknowledge that the provisions of this ARTICLE VII are intended to achieve certain Tax, legal and accounting objectives and, in the event such objectives are not achieved, the Parties agree to negotiate in good faith regarding such other actions that may be necessary or appropriate to achieve such objectives.
ARTICLE VIII
ADDITIONAL COMPENSATION MATTERS
          Section 8.1 Workers’ Compensation Liabilities.
          (a) Pre-Distribution Date Claims. Except as set forth below, (i) except to the extent provided in the following clause (ii), all workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by an Enexus Employee or Former Enexus Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, before the Distribution Date shall be retained or assumed by Entergy, (ii) Entergy Nuclear Nebraska, LLC shall retain all Liabilities relating to, arising out of, or resulting from any claim by an Enexus Employee or Former Enexus Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, before the Distribution Date and while such individual was employed by Entergy Nuclear Nebraska, LLC, provided that Entergy shall upon request reimburse Entergy Nuclear Nebraska, LLC for actual costs incurred in respect of such Liabilities, and (iii) all workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by an EquaGen System Employee or Former EquaGen System Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, before the Distribution Date shall be retained or assumed by EquaGen. Notwithstanding the foregoing, EquaGen shall not assume or retain any workers’ compensation Liability relating to, arising out of, or resulting from any claim by an EquaGen System Employee or Former EquaGen System Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, while such EquaGen System Employee or Former EquaGen System Employee was employed by any member of the Entergy Group (each such a claim, a “Entergy Retained Claim”) and liabilities for such Entergy Retained Claims shall be assumed or retained by Entergy. All workers’ compensation Liabilities relating to, arising out of, or resulting from any Entergy Retained Claim or any claim by a Entergy Employee or Former Entergy Employee that results from an accident, incident, or event occurring, or from an occupational disease which becomes manifest before the Distribution Date shall be retained by Entergy.

          (b) Post-Distribution Date Claims. All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by an Enexus Employee or Former Enexus Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, on or after the Distribution Date shall be retained by Enexus. All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by any Entergy Employee or EquaGen System Employee who transfers employment directly to the Enexus Group after the Distribution Date but prior to the Service Crediting Date that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, on or after the Distribution Date shall be retained or assumed by Entergy or EquaGen, as the case may be. All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by a Entergy Employee or Former Entergy Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, on or after the Distribution Date shall be retained by Entergy. All workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by an EquaGen System Employee or Former EquaGen System Employee that results from an accident, incident or event occurring, or from an occupational disease which becomes manifest, on or after the Distribution Date shall be retained by EquaGen.
          (c) General. For purposes of this Section 8.1, a compensable injury shall be deemed to be sustained upon the occurrence of the event giving rise to eligibility for workers’ compensation benefits or upon an occupational disease becoming manifest, as the case may be. The Parties shall cooperate in good faith with respect to the notification to appropriate governmental agencies of the Distribution and the issuance of new, or the transfer of existing, workers’ compensation insurance policies and claims handling contracts.
          Section 8.2 Code Sections 162(m)/409A. Notwithstanding anything in this Agreement to the contrary (including the treatment of supplemental and deferred compensation plans, outstanding long-term incentive awards and annual incentive awards as described herein), the Parties agree to negotiate in good faith regarding the need for any treatment different from that otherwise provided herein to ensure that (i) a federal income Tax deduction for the payment of such supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation is not limited by reason of Section 162(m) of the Code, and (ii) the treatment of such supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation does not cause the imposition of a Tax under Section 409A of the Code.
          Section 8.3 Director Programs.
          (a) Director Fees Generally. Except as provided in subsection (b), below, Enexus shall assume responsibility for the payment of any fees payable in respect of service on the Entergy Board of Directors that are payable but not yet paid as of the Distribution Date to individuals who become directors of Enexus as of the Distribution Date.

     (b) Certain Director Fees. With respect to any fees payable in respect of service on the Entergy Board of Directors that otherwise are payable in shares of Entergy Common Stock, each share of Entergy Common Stock credited immediately before the Effective Time shall, at the Effective Time, be treated in the manner (and shall be subject to payment as provided under) the applicable director compensation plan as it may be adjusted to reflect the circumstances of the Separation.
     Section 8.4 Certain Payroll, Annual Bonus and Relocation Payment Matters.
     (a) Payroll of Transferring Employees.
          (i) Employees of an EquaGen Subsidiary.
               (I) Existing Employees. In the case of any individual who, immediately before the Distribution Date, is an employee of a Subsidiary of EquaGen, such Subsidiary shall be responsible for paying the entire payroll amount due such individual for the first payroll period ending after the Distribution Date and for satisfying all applicable Tax reporting and withholding requirements in respect of such payment.
               (II) New Employees. In the case of an EquaGen Sub Employee who is not an employee of a Subsidiary of EquaGen immediately before the Distribution Date, the employer of such individual as of immediately before the Distribution Date shall be responsible for paying (and the W-2 and other payroll reporting obligations for) the payroll amount due to such individual for the payroll period (or portion thereof) ending on the Distribution Date.
          (ii) Enexus Employees and EquaGen Employees. In the case of an Enexus Employee or EquaGen Employee, the employer of such individual as of immediately before the Distribution Date shall be responsible for paying (and the W-2 and other payroll reporting obligations for) the payroll amount due to such individual for the payroll period (or portion thereof) ending on the Distribution Date.
     (b) Annual Bonus Programs. Effective as of the Distribution Date, Entergy shall assume or retain, as applicable, responsibility for all Liabilities and fully perform, pay and discharge all obligations relating to any annual incentive awards that any Entergy Participant is eligible to receive with respect to calendar year 2008, and effective as of the Distribution Date neither Enexus nor EquaGen shall have any obligation with respect thereto. Effective as of the Distribution Date, Enexus shall assume or retain, as applicable, responsibility for all Liabilities and fully perform, pay and discharge all obligations, when such obligations become due, relating to any annual incentive awards that any Enexus Participant is eligible to receive with respect to calendar year 2008, and effective as of the Distribution Date neither Entergy nor EquaGen shall have any obligation with respect thereto. Effective as of the Distribution Date, EquaGen shall assume or retain, as applicable, responsibility for all Liabilities and fully perform, pay and discharge all obligations, when such obligations become due, relating to any annual incentive awards that any EquaGen Participant is eligible to receive with respect to calendar year 2008, and effective as of the Distribution Date neither Entergy nor Enexus shall have any obligation with respect thereto. For purposes of determining the extent to which calendar year 2008 annual bonuses are earned, any discretionary determinations are to be made by the individual’s employer at the time of payment (taking into account in good faith any input from Entergy in that regard) and to the extent necessary the Parties shall cause such actions to be taken such that, for any portion of the applicable performance period that occurs after the Distribution Date, measurement of applicable performance originally to be determined in respect of performance of Entergy shall be based upon two components, consisting respectively of performance in respect of Entergy and performance in respect of Enexus, weighted equally. Without limiting Section 10.1, the Parties shall share with each other information that is required to determine the amount of bonus payable pursuant to this Section 8.4(b).
     (c) Relocation Costs. To the extent an Entergy Employee, Enexus Employee or EquaGen System Employee must repay any amount of relocation costs paid by Entergy, Enexus or EquaGen because of default under the terms of the applicable relocation program, and the recipient of such repayment did not originally provide payment of such relocation costs, the recipient, which received it on behalf of the payor, shall promptly pay it over to the payor.
     (d) Forms W-2.
          (i) Each Party shall bear the expense of, and W-2 and other payroll reporting obligations for, all compensation payable to or on behalf of its employees, contractors, and former employees and contractors for periods on and after the Distribution Date (including compensation relative to relocations or relocation subsidies initiated prior to the Distribution Date) except as otherwise set forth herein.
          (ii) EquaGen shall be responsible for W-2 and other payroll reporting obligations for, all compensation payable in 2008 to or on behalf of (A) all Former EquaGen System Employees who were employed by EquaGen or a Subsidiary of EquaGen on the date of the conversion of Entergy Nuclear Operations, Inc. into EquaGen Nuclear LLC and (B) all EquaGen System Employees.
          (iii) Entergy shall be responsible for W-2 and other payroll reporting obligations for, all compensation payable in 2008 to or on behalf of (A) Entergy Employees, (B) Former Entergy Employees, and (C) Former EquaGen System Employees who were not employed by EquaGen or a Subsidiary of EquaGen on the date of the conversion of Entergy Nuclear Operations, Inc. into EquaGen Nuclear LLC.
          (iv) Entergy shall be responsible for W-2 and other payroll reporting obligations for, all compensation payable in respect of Enexus Employees and Former Enexus Employees for the period prior to the Distribution Date, other than for payments in respect of services for Entergy Nuclear Nebraska, LLC, which shall retain such responsibility.
     Section 8.5 Nuclear Retention Plan. Effective as of the Distribution Date, EquaGen shall, or shall cause one of its Affiliates to, establish a plan to benefit EquaGen Participants who were participants in the Entergy Nuclear Retention Plan immediately prior to the Distribution Date, the terms of which are substantially identical to the terms of the Entergy Nuclear Retention Plan as in effect immediately prior to the Distribution Date. Effective as of the

Distribution Date, EquaGen hereby agrees to cause such plan to assume responsibility for all Liabilities and fully perform, pay and discharge all obligations, when such obligations become due, of the Entergy Nuclear Retention Plan with respect to all EquaGen Participants therein.
     Section 8.6 Certain Insurance Arrangements. Effective as of the Distribution Date, Entergy shall retain and neither EquaGen nor Enexus shall assume Entergy’s rights and obligations under the Gulf States Utilities Company Nonqualified Deferred Compensation Plan for Officers, Nonemployee Directors and Designated Key Employees.
ARTICLE IX
INDEMNIFICATION
     Section 9.1 Indemnification by the Parties. Except as otherwise specifically set forth in any provision of this Agreement, following the Effective Time, (i) Entergy shall indemnify, defend and hold harmless the Enexus Indemnitees and EquaGen Indemnitees from and against any and all Indemnifiable Losses or any breach by any member of the Entergy Group of any provision of this Agreement, (ii) Enexus shall indemnify, defend and hold harmless the Entergy Indemnitees and EquaGen Indemnitees from and against any and all Indemnifiable Losses or any breach by any member of the Enexus Group of any provision of this Agreement, and (iii) EquaGen shall indemnify, defend and hold harmless the Entergy Indemnitees and Enexus Indemnitees from and against any and all Indemnifiable Losses or any breach by any member of the EquaGen Group of any provision of this Agreement.
     Section 9.2 Procedures for Indemnification.
     (a) In General. An Indemnitee shall give the Indemnifying Party notice of any matter that an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement (other than a Third Party Claim which shall be governed by Section 9.2(b)), within ten (10) Business Days of such determination, stating the amount of the loss claimed, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed by such Indemnitee arises; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations except and solely to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure (except that the Indemnifying Party or Parties shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice).
     (b) Third Party Claims.
          (i) In General. If a claim or demand is made against an Entergy Indemnitee, an Enexus Indemnitee or an EquaGen Indemnitee (each, an “Indemnitee”) by any Person who is not a party to this Agreement or an Affiliate of a Party (a “Third Party Claim”) as to which such Indemnitee is or may be entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the Party that is or may be required pursuant to this ARTICLE IX to make such indemnification (the “Indemnifying Party”) in writing, and in reasonable detail, of the Third

Party Claim promptly (and in any event within fifteen (15) days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that the failure to provide notice of any such Third Party Claim pursuant to this sentence shall not release the Indemnifying Party from any of its obligations except and solely to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure (except that the Indemnifying Party or Parties shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within ten (10) Business Days) after the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.
          (ii) Control of Defense. An Indemnifying Party shall be entitled (but shall not be required) to assume, control the defense of, and settle any Third Party Claim, at such Indemnifying Party’s own cost and expense and by such Indemnifying Party’s own counsel, which counsel is reasonably acceptable to the applicable Indemnitees, if it gives notice of its intention to do so to the applicable Indemnitees within thirty (30) days of the receipt of such notice from such Indemnitees. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, at its own expense and, in any event, shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party all witnesses, pertinent Information, materials and information in such Indemnitee’s possession or under such Indemnitee’s control relating thereto as are reasonably required by the Indemnifying Party. In the event of a conflict of interest between the Indemnifying Party and the applicable Indemnitee(s), or in the event that any Third Party Claim seeks equitable relief that would restrict or limit the future conduct of an Indemnitee’s business or operations, such Indemnitee(s) shall be entitled to retain, at the Indemnifying Party’s expense, separate counsel as required by the applicable rules of professional conduct (which counsel shall be reasonably acceptable to the Indemnifying Party) and to participate in (but not control) the defense, compromise or settlement of that portion of the Third Party Claim that seeks equitable relief with respect to the Indemnitee(s).
          (iii) No Assumption of Defense. If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 9.2(b)(ii), such Indemnitee may defend such Third Party Claim at the cost and expense of the Indemnifying Party. If the Indemnitee is conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnitee in such defense and make available to the Indemnitee all witnesses, pertinent Information, material and information in such Indemnifying Party’s possession or under such Indemnifying Party’s control relating thereto as are reasonably required by the Indemnitee.
          (iv) Consent to Settlement. Unless the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. If an Indemnifying Party has failed to assume the defense of the Third Party Claim, it shall not be a defense to any obligation to pay any amount in respect of such Third Party Claim that the

Indemnifying Party was not consulted in the defense thereof, that such Indemnifying Party’s views or opinions as to the conduct of such defense were not accepted or adopted, that such Indemnifying Party does not approve of the quality or manner of the defense thereof or that such Third Party Claim was incurred by reason of a settlement rather than by a judgment or other determination of liability.
          (v) Special Consent Rule. In the case of a Third Party Claim, no Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent (not to be unreasonably withheld) of the Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against any Indemnitee.
     (c) Exclusive Remedy. Except as otherwise provided in Section 11.16, absent fraud or willful misconduct by an Indemnifying Party, the indemnification provisions of this ARTICLE IX shall be the sole and exclusive remedy of an Indemnitee for any monetary or compensatory damages or losses resulting from any breach of this Agreement, and each Indemnitee expressly waives and relinquishes any and all rights, claims or remedies such Person may have with respect to the foregoing other than under this ARTICLE IX against any Indemnifying Party. Nothing in this Section 9.2(c) limits a Party’s rights to reimbursement pursuant to Section 2.1(e).
     Section 9.3 Indemnification Payments. Indemnification required by this ARTICLE IX shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or an Indemnifiable Loss or Liability incurred.
     Section 9.4 Indemnification Obligations Net of Insurance Proceeds and Other Amounts on a Net-Tax Basis.
     (a) In General. Any Liability subject to indemnification pursuant to this ARTICLE IX will (i) be net of Insurance Proceeds that actually reduce the amount of the Liability, (ii) be net of any proceeds received by the Indemnitee from any third party for indemnification for such Liability that actually reduce the amount of the Liability (“Third Party Proceeds”) and (iii) will be determined on a Net-Tax Basis. Accordingly, the amount which any Indemnifying Party is required to pay pursuant to this ARTICLE IX to any Indemnitee pursuant to this ARTICLE IX will be reduced by any Insurance Proceeds or Third Party Proceeds theretofore actually recovered by or on behalf of the Indemnitee in respect of the related Liability. If an Indemnitee receives a payment required by this Agreement from an Indemnifying Party in respect of any Liability (an “Indemnity Payment”) and subsequently receives Insurance Proceeds or Third Party Proceeds, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds or Third Party Proceeds had been received, realized or recovered before the Indemnity Payment was made.

     (b) Facility of Payment. An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto. The Indemnitee shall use commercially reasonable efforts to seek to collect or recover any third-party Insurance Proceeds and any Third Party Proceeds to which the Indemnified Party is entitled in connection with any Liability for which the Indemnified Party seeks indemnification pursuant to this ARTICLE IX; provided, that the Indemnitee’s inability to collect or recover any such Insurance Proceeds or Third Party Proceeds shall not limit the Indemnifying Party’s obligations hereunder.
     (c) Special Definition. The term “Net-Tax Basis” as used in this ARTICLE IX means that, in determining the amount of the payment necessary to indemnify any Indemnitee against, or reimburse any Indemnitee for, Liabilities, the amount of such Liabilities will be determined net of any theoretical reduction in Tax realizable (assuming a hypothetical effective tax rate of forty percent (40%)) by the Indemnitee as the result of sustaining or paying such Liabilities after taking into account any Tax incurred on the receipt of Insurance Proceeds, and the amount of such Indemnity Payment will be increased (i.e., “grossed up”) by the amount necessary to satisfy any income or franchise Tax Liabilities that will be incurred by the Indemnitee as a result of its receipt of, or right to receive, such Indemnity Payment (as so increased), so that the Indemnitee is put in the same net after-Tax economic position as if it had not incurred such Liabilities, in each case without taking into account any impact on the Tax basis that an Indemnitee has in its assets.
     Section 9.5 Additional Matters; Survival of Indemnities. The indemnity contained in this ARTICLE IX shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnitee and (ii) the knowledge by the Indemnitee of Liabilities for which it might be entitled to indemnification hereunder. The rights and obligations of each Party and their respective Indemnitees under this ARTICLE IX shall survive the sale or other transfer by any Party or its respective Subsidiaries of any Assets or businesses or the assignment by it of any and all Liabilities.
ARTICLE X
GENERAL AND ADMINISTRATIVE
     Section 10.1 Sharing of Information. To the extent permitted by applicable Law, Entergy, Enexus and EquaGen shall provide to each other and their respective agents and vendors all Information as the other may reasonably request to enable the requesting Party to defend or prosecute claims, administer efficiently and accurately each of its Benefit Arrangements (including in connection with audits or other proceedings maintained by any Governmental Entity), to timely and accurately comply with and report under Section 14 of the Exchange Act and the Code, to determine the scope of, as well as fulfill, its obligations under this Agreement, and otherwise to comply with provisions of applicable Law. Such Information shall, to the extent reasonably practicable, be provided in the format and at the times and places requested, but in no event shall the Party providing such Information be obligated to incur any out-of-pocket expenses not reimbursed by the Party making such request or make such Information available outside of its normal business hours and premises. Without limiting the generality of the foregoing, not less than once per year and more often upon reasonable request by Entergy or EquaGen as the case may be, the Parties shall provide to each other Information in respect of Enexus Participants and EquaGen Participants, as the case may be, who are eligible for benefits under Entergy Benefit Arrangements or EquaGen Benefit Arrangements, regarding employment termination and nondiscrimination testing under Benefit Arrangements or that is otherwise reasonably required for Benefit Arrangement administration. Any Information shared or exchanged pursuant to this Agreement shall be subject to the confidentiality requirements set forth in ARTICLE VIII of the Separation Agreement; provided, that, notwithstanding anything in such ARTICLE VIII and without otherwise limiting the provisions of such ARTICLE VIII, each of the Parties shall comply with any requirement of applicable Law in regard to the confidentiality of the Information (whether relating to employee records or otherwise) that is shared with another Party in accordance with this Section 10.1. The Parties also hereby agree to enter into any business associate agreements that may be required for the sharing of any Information pursuant to this Agreement to comply with the requirements of HIPAA.
     Section 10.2 Reasonable Efforts/Cooperation. Each of the Parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws or contractual obligations to consummate and make effective the transactions contemplated by this Agreement, including adopting plans or plan amendments. Each of the Parties hereto shall cooperate fully on any issue relating to the transactions contemplated by this Agreement for which the other Party seeks a determination letter or private letter ruling from the IRS, an advisory opinion from the Department of Labor or any other filing, consent or approval with respect to or by a Governmental Entity.
     Section 10.3 Employer Rights. Without limiting Section 2.8 of this Agreement, nothing in this Agreement shall prohibit any Party or any of their respective Affiliates from amending, modifying or terminating any of their respective Benefit Arrangements at any time within their sole discretion.
     Section 10.4 Effect on Employment. Without limiting Section 2.9 of this Agreement, (i) except as expressly provided in this Agreement, the mere occurrence of the Distribution shall not cause any employee to be deemed to have incurred a termination of employment which entitles such individual to the commencement of benefits under any of the Entergy Benefit Arrangements (provided that Enexus Participants may become eligible for a distribution from the Entergy Retirement Plan in accordance with the terms of such plan), and (ii) nothing in this Agreement is intended to confer upon any employee or former employee of Entergy, Enexus, EquaGen or any of their respective Affiliates any right to continued employment, or any recall or similar rights to an individual on layoff or any type of approved leave.
     Section 10.5 Consent of Third Parties. If any provision of this Agreement is dependent on the Consent of any third party and such Consent is withheld, the Parties hereto shall use their reasonable best efforts to implement the applicable provisions of this Agreement to the fullest extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, the Parties hereto shall negotiate in good faith to implement the provision (as applicable) in a mutually satisfactory manner.
     Section 10.6 Access to Employees. Following the Effective Time, subject to applicable collective bargaining agreements, Entergy, Enexus and EquaGen shall, or shall cause each of their respective Affiliates to, use their best efforts to make available to each other those of their employees who may reasonably be needed in order to defend or prosecute any legal or administrative action (other than a legal action between or among any of the Parties) to which any employee, director or Benefit Arrangement of the Entergy Group, Enexus Group or EquaGen Group is a party and which relates to their respective Benefit Arrangements prior to the Effective Time. The Party to whom an employee is made available in accordance with this Section 10.6 shall pay or reimburse the other Party for all reasonable expenses which may be incurred by such employee in connection therewith, including all reasonable travel, lodging, and meal expenses, but excluding any amount for such employee’s time spent in connection herewith.
     Section 10.7 Beneficiary Designation/Release of Information/Right to Reimbursement. Without limiting the provisions of Section 2.7 or other provisions of this Agreement, to the extent permitted by applicable Law and except as otherwise provided for in this Agreement, all beneficiary designations, authorizations for the release of Information and rights to reimbursement made by or relating to Enexus Participants or EquaGen Participants under Entergy Benefit Arrangements shall be transferred to and be in full force and effect under the corresponding Enexus Benefit Arrangements and EquaGen Benefit Arrangements until such beneficiary designations, authorizations or rights are replaced or revoked by, or no longer apply, to the relevant Enexus Participant or EquaGen Participant.
ARTICLE XI
MISCELLANEOUS
     Section 11.1 Complete Agreement; Construction. This Agreement, including the Exhibits and Schedules shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any conflict between the terms and conditions of the body of this Agreement and the terms and conditions of any Schedule, the terms and conditions of such Schedule shall control.
     Section 11.2 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership, joint venture or joint employer relationship between or among the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between or among the Parties other than the relationship set forth herein.
     Section 11.3 Subsidiaries. Each of the Parties shall cause to be performed all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such Party or by any entity that becomes a Subsidiary or Affiliate of such Party on or after the date hereof. Each of the Parties may require one of its respective Subsidiaries or Affiliates (including any Person which becomes a Subsidiary or Affiliate on or after the date hereof) to take any or all actions, agreements and obligations set forth herein to be performed by the Party, and discharge of such action, agreement or obligation by such Subsidiary or Affiliate shall be deemed discharge of the action, agreement or obligation by the Party. The Parties acknowledge that certain actions, agreements and obligations that certain of their Affiliates and Subsidiaries may be required to perform in connection with the performance of the Parties’ obligations under this Agreement may require Governmental Approval by Governmental Entities under applicable Law, and therefore agree that performance of such actions, agreements and obligations is subject to the receipt of all such necessary Governmental Approvals, which approvals each Party shall, and shall cause the members of its respective Group to, use its commercially reasonable efforts to obtain.
     Section 11.4 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt unless the day of receipt is not a Business Day, in which case it shall be deemed to have been duly given or made on the next Business Day) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Party or Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.4):
To Entergy:
Entergy Corporation
Attn: Chief Legal Officer
Facsimile:
To Enexus:
Enexus
Enexus Energy Corporation
Attn: General Counsel
Facsimile:
To EquaGen:
EquaGen
Attn:
Facsimile:

     Section 11.5 Waivers. The failure of any Party to require strict performance by any other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof.
     Section 11.6 Amendments. Subject to the terms of Section 11.7 of this Agreement, this Agreement may not be modified or amended except by an agreement in writing signed by each of the Parties.
     Section 11.7 Termination, Etc.. Notwithstanding anything to the contrary herein, this Agreement (including ARTICLE IX (Indemnification) hereof) may be terminated and abandoned at any time prior to the Effective Time by and in the sole discretion of Entergy without the approval of Enexus or EquaGen or the stockholders of Entergy and it shall be deemed terminated if and when the Separation Agreement is terminated prior to the Effective Time. In the event of such termination, no Party shall have any Liability to any other Party or any other Person. After the Effective Time, this Agreement may not be terminated except by an agreement in writing signed by Entergy, Enexus and EquaGen.
     Section 11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any conflict or choice of law provision that would result in the imposition of another jurisdiction’s Law.
     Section 11.9 Dispute Resolution. Any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity, termination or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the transactions contemplated hereby, including any claim based on contract, tort, statute or constitution (but excluding any controversy, dispute or claim arising out of any Contract relating to the use or lease of real property if any third party is a necessary party to such controversy, dispute or claim) (collectively, “Agreement Dispute”), shall be governed by, and be subject to, the provisions of ARTICLE IX of the Separation Agreement, which provisions (and related defined terms) are hereby incorporated by reference into this Agreement and any references to “Agreement” in such ARTICLE IX as incorporated herein shall be deemed to be references to this Agreement; provided, however, any references to “Agreement” or “Agreement Disputes” in such ARTICLE IX as incorporated herein shall be deemed to be references to this Agreement and Agreement Disputes as defined in this Agreement, and any references to a “Party” or the “Parties” in such ARTICLE IX as incorporated herein shall be deemed to be references to one or more of Entergy, Enexus or EquaGen.
     Section 11.10 Consent to Jurisdiction. Subject to the provisions of ARTICLE IX of the Separation Agreement, each of the Parties irrevocably submits to the exclusive jurisdiction of any federal court sitting in New Castle County, Delaware (and of the appropriate appellate courts there from) (the “Delaware Courts”) for the purposes of any suit, action or other proceeding to compel arbitration or for provisional relief in aid of arbitration in accordance with ARTICLE IX of the Separation Agreement or for provisional relief to prevent irreparable harm, and to the non-exclusive jurisdiction of the Delaware Courts for the enforcement of any award issued thereunder. Each of the Parties further agrees that service of any process, summons, notice or document by United States registered mail to such Party’s respective address set forth in Section

11.3 of this Agreement shall be effective service of process for any action, suit or proceeding in the Delaware Courts with respect to any matters to which it has submitted to jurisdiction in this Section 11.10. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Delaware Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
     Section 11.11 Titles and Headings. Titles and headings to Sections and Articles herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
     Section 11.12 Exhibits and Schedules. The Exhibits and Schedules attached hereto are incorporated herein by reference and shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.
     Section 11.13 Counterparts. This Agreement may be executed in more than one counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties. Execution of this Agreement or any other documents pursuant to this Agreement by facsimile or other electronic copy of a signature shall be deemed to be, and shall have the same effect as, executed by an original signature.
     Section 11.14 Assignment. Except as otherwise expressly provided for in this Agreement, this Agreement shall not be assignable, in whole or in part, by any Party without the prior written consent of the other Parties, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be null and void; provided, that a Party may assign this Agreement in connection with a merger transaction in which such Party is not the surviving entity or the sale by such Party of all or substantially all of its Assets, and upon the effectiveness of such assignment the assigning Party shall be released from all of its obligations under this Agreement if the surviving entity of such merger or the transferee of such Assets shall agree in writing, in form and substance reasonably satisfactory to the other Parties, to be bound by the terms of this Agreement as if named as a “Party” hereto.
     Section 11.15 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby, and the Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     Section 11.16 Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns. Notwithstanding the preceding sentence, to the extent this Agreement treats service with the Enexus Group as service with the Entergy Group or the EquaGen Group, as the case may be, or imputes compensation in respect of service with the Enexus Group for purposes of Benefit Arrangements maintained by the Entergy Group or EquaGen Group (including for purposes of Section 2.3, Section 3.4(b), Section 5.3(b), Section 5.5 and Section 6.1(c)), such service shall cease to be so taken into account to the extent provided by the terms of the Benefit Arrangement under which such service or compensation would otherwise be credited or imputed, as the case may be.
     Section 11.17 Specific Performance. The Parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to (i) an injunction or injunctions to enforce specifically the terms and provisions hereof in any arbitration in accordance with Section 11.9 of this Agreement, (ii) provisional or temporary injunctive relief in accordance therewith in any Delaware Court, and (iii) enforcement of any such award of an arbitral tribunal or a Delaware Court in any court of the United States, or any other any court or tribunal sitting in any state of the United States or in any foreign country that has jurisdiction, this being in addition to any other remedy or relief to which they may be entitled.
     Section 11.18 Waiver of Jury Trial. SUBJECT TO SECTIONS 11.8, 11.9 AND 11.10 OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY COURT PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF AND PERMITTED UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.18.
     Section 11.19 Force Majeure. No Party (or any Person acting on its behalf) shall have any liability or responsibility for failure to fulfill any obligation (other than a payment obligation) under this Agreement so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure. A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event: (a) notify the other Party of the nature and extent of any such Force Majeure condition and (b) use due diligence to remove any such causes and resume performance under this Agreement as soon as reasonably practicable.
     Section 11.20 Authorization. Each of the Parties hereby represents and warrants that it has the power and authority to execute, deliver and perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such Party, that this Agreement constitutes a legal, valid and binding obligation of each such Party and that the execution, delivery and performance of this Agreement by such Party does not contravene or conflict with any provision of law or of its charter or bylaws or any material agreement, instrument or order binding on such Party.

     Section 11.21 Third Party Beneficiaries. Except as otherwise expressly provided in this Agreement, this Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.
     Section 11.22 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.
[Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

ENTERGY CORPORATION
By:
Name:
Title:

ENEXUS ENERGY CORPORATION
By:
Name:
Title:

EQUAGEN LLC
By:
Name:
Title: